UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

CARMIKE CINEMAS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 22, 2008

The Annual Meeting of Stockholders of Carmike Cinemas, Inc. will be held at the offices of King & Spalding LLP, 1180 Peachtree Street, Atlanta, Georgia on Thursday, May 22, 2008, commencing at 9:00 a.m., local time.

At the meeting, the stockholders will be asked to:

1.	Elect seven (7) directors to serve for the ensuing year or until their successors are duly elected and have qualified;

2.	Approve an amendment to the Carmike Cinemas, Inc. 2004 Incentive Stock Plan to increase the maximum number of shares of common stock that may be issued pursuant to stock grants;

3.	Approve an amendment to the Carmike Cinemas, Inc. 2004 Incentive Stock Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan;

4.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2008; and

5.	Transact any other business that may properly be brought before the meeting.

The Board of Directors has fixed the close of business on Monday, April 14, 2008, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Please mark, sign and date the enclosed proxy card and mail it promptly in the accompanying envelope.

By Order of the Board of Directors,

LEE CHAMPION

Secretary

Columbus, Georgia

April 21, 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. IN THE EVENT YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

CARMIKE CINEMAS, INC.

PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 22, 2008

This proxy statement and the accompanying proxy card are furnished to the stockholders of Carmike Cinemas, Inc. (which we refer to as “we,” “us,” “our” and “Carmike” in this proxy statement) in connection with the solicitation of proxies by the Board of Directors of Carmike for use at the Annual Meeting of Stockholders to be held on Thursday, May 22, 2008 (the “Annual Meeting”), at the offices of King & Spalding LLP, 1180 Peachtree Street, Atlanta, Georgia at 9:00 a.m., local time, and any adjournments thereof. All stockholders are encouraged to attend the meeting. Carmike expects to mail this proxy statement and accompanying proxy card to Carmike’s stockholders starting on or about Monday, April 21, 2008. Carmike’s 2007 Annual Report to stockholders, which should be read in conjunction with the matters discussed in this proxy statement, is also enclosed. Your proxy is requested, however, whether or not you attend in order to assure maximum participation.

At the Annual Meeting, stockholders will be requested to act upon the matters set forth in this proxy statement. If you are not present at the meeting, your shares can be voted only when represented by proxy. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. When you sign the proxy card, you appoint Michael W. Patrick, Fred W. Van Noy and Lee Champion as your representatives at the meeting. Mr. Patrick, Mr. Van Noy and Mr. Champion will vote your shares at the meeting as you have instructed them on the proxy card. This way your shares will be voted whether or not you attend the annual meeting. If you return a signed card but do not provide voting instructions, your shares will be voted for the seven named nominees, to approve both amendments to the Carmike Cinemas, Inc. 2004 Incentive Stock Plan and to ratify Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2008. If any issue comes up for vote at the meeting that is not on the proxy card, Mr. Patrick, Mr. Van Noy and Mr. Champion will vote your shares, under your proxy, in their discretion.

Any proxy signed and returned by you may be revoked at any time before it is voted by your delivering a new duly executed proxy card bearing a later date or by your appearing and voting in person at the meeting. The expenses incidental to the preparation and mailing of these proxy materials are being paid by Carmike. Special solicitation of proxies may, in certain instances, be made personally, or by telephone, electronic mail, facsimile or mail by one or more of our employees.

We expect to announce preliminary voting results at the meeting. Carmike will publish the final results in Carmike’s quarterly report on Form 10-Q that it will file with the Securities and Exchange Commission (the “SEC”) for the second quarter of 2008.

The principal executive offices of Carmike are located at 1301 First Avenue, Columbus, Georgia 31901. The telephone number is (706) 576-3400.

QUORUM AND VOTING REQUIREMENTS

The close of business on Monday, April 14, 2008 has been fixed as the record date for the determination of stockholders of Carmike entitled to notice of and to vote at the Annual Meeting. On that date, Carmike had outstanding 12,819,481 shares of common stock, $.03 par value (the “Common Stock”). Each share of Common Stock entitles the holder thereof to one vote per share on all matters properly coming before the meeting.

At the Annual Meeting, the holders of stock representing a majority of the voting power of all Common Stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum. Abstentions will be treated as present for purposes of determining a quorum.

If your shares are held in street name, your brokerage firm may vote your shares under certain circumstances if you do not provide voting instructions. These circumstances include certain “routine” matters, such as the election of directors and the ratification of independent registered public accounting firm. Therefore, if you do not provide voting instructions, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter.

A brokerage firm cannot vote customers’ shares on non-routine matters. Therefore, if your shares are held in street name and you do not provide voting instructions, your shares will not be voted on non-routine matters. If your brokerage firm has not received voting instructions on a non-routine matter, these shares will be considered “broker non-votes” to the extent that the brokerage firm submits a proxy. Broker non-votes will be counted for purposes of establishing a quorum to conduct business at the meeting. Broker non-votes will have no effect on the outcome of the voting on non-routine matters. Under the rules of the New York Stock Exchange, the proposed amendments to the Carmike Cinemas, Inc. 2004 Incentive Stock Plan are considered non-routine matters.

Directors are elected by a plurality of the votes cast by the holders of the Common Stock at a meeting at which a quorum is present. This means that the seven directors receiving the greatest number of votes will be elected as directors. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

The approval of each of the two proposed amendments to the Carmike Cinemas, Inc. 2004 Incentive Stock Plan will require the affirmative vote of a majority of the votes of the holders of the Common Stock represented and entitled to vote at a meeting at which a quorum is present. Abstentions will be included in the number of votes present and entitled to vote and accordingly will be treated as “no” votes.

Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2008 requires the affirmative vote of a majority of the votes of the holders of the Common Stock represented and entitled to vote at a meeting at which a quorum is present. Abstentions will be included in the number of votes present and entitled to vote and accordingly will be treated as “no” votes.

PROPOSAL ONE:

ELECTION OF DIRECTORS

The Board of Directors has nominated the seven individuals named below for election as directors of Carmike, each to serve until the next annual meeting of stockholders or until his or her respective successor is duly elected and qualified, or until his or her death, resignation, retirement or removal.

As disclosed on April 9, 2008, Kevin D. Katari, a member of the Board of Directors since October 2006, will not stand for re-election to the Board of Directors at the Annual Meeting. The Board of Directors thanks Mr. Katari for his service.

Carmike’s Amended and Restated By-laws state that the Board of Directors shall consist of eleven directors; however, at any annual or special meeting, the stockholders may, and at any meeting of the Board of Directors, the Board of Directors may, fix a different number of directors who shall constitute the full Board of Directors, but the full Board of Directors shall consist of not less than six and no more than twelve directors. The Board of Directors has set the full Board at seven directors.

All seven individuals nominated by the Board of Directors for election are presently directors of Carmike. It is the present intention of the persons named in the accompanying form of proxy to vote such proxy (unless authority to so vote is withheld) for the election of the seven nominees named below as directors of Carmike.

The Board of Directors expects that each of the nominees will be available to stand for election and to serve as a director. In the event a vacancy among the original nominees occurs prior to the meeting, the proxies may be voted for a substitute nominee or nominees named by the Board and for the remaining nominees, or the Board may provide for a lesser number of directors.

Nominees

The following is a brief description of the business experience of each nominee for at least the past five years. For purposes of this description, references to Carmike include Carmike’s predecessor, Martin Theatres, Inc., and ages are presented as of February 15, 2008:

Michael W. Patrick, 57, has served as our President since October 1981, director since April 1982, Chief Executive Officer since March 1989 and Chairman of the Board of Directors since January 2002. Mr. Patrick also currently serves as a member of the Executive Committee and Corporate Governance Committee. Mr. Patrick joined us in 1970 and served in a number of operational and film booking and buying capacities prior to becoming President. Mr. Patrick serves as a director of the Will Rogers Institute, and he is a member of the Board of Trustees of Columbus State University Foundation, Inc. Michael W. Patrick and Carl L. Patrick, Jr. are brothers.

Alan J. Hirschfield, 72, has been one of our directors since April 2002 and currently serves as a member of the Audit Committee and the Executive Committee. Mr. Hirschfield is a private investor and consultant. From 1992 to 2000, he was Co-Chief Executive Officer of Data Broadcasting Corporation, a global provider of financial and business information, which merged with Financial Times/Pearsons, Inc. From 1986 to 1990, Mr. Hirschfield served as a consultant/investor in the entertainment/media industry. From 1982 to 1986, he was the Chairman and Chief Executive Officer of Twentieth Century Fox Film Corporation. Mr. Hirschfield was President and Chief Executive Officer of Columbia Pictures, Inc. from 1973 to 1978. He currently serves on the Boards of Directors of Cantel Medical Corp. (Vice-Chairman) and Leucadia National Corporation, a diversified holding company.

S. David Passman III, 55, has been one of our directors since June 2003 and currently serves as the Board of Directors’ lead independent director, as the Chairman of the Audit Committee and as a member of the Executive Committee and the Compensation and Nominating Committee. Mr. Passman has served as the President and Chief Executive Officer of IBS-STL, Inc., or its predecessor, STL, Inc., a book publishing and distribution company, since June 1, 2005 and is a member of its Board of Directors. Mr. Passman served as the President of the Harland Printed Products and Harland Checks divisions of John H. Harland Co., a provider of printed products and software and related services to the financial institution market, from 1999 to 2003 and as Chief Financial Officer from 1996 to 1999. From 1981 to 1996, Mr. Passman was a partner in the tax division of Deloitte & Touche LLP, a public accounting firm. Mr. Passman served as the Managing Partner of the Atlanta, Georgia office of Deloitte & Touche LLP from 1993 to 1996. Mr. Passman is a Certified Public Accountant.

Carl L. Patrick, Jr., 61, has served as one of our directors since April 1982, and currently serves as a member of the Corporate Governance Committee. He is the retired Chairman of the Board of Summit Bank Corporation, a commercial bank, and is currently a private investor. Mr. Patrick was the Director of Taxes for the Atlanta, Georgia office of Arthur Young & Co., a public accounting firm, from October 1984 to September 1986. Previously, he was a Certified Public Accountant with Arthur Andersen & Co., a public accounting firm, from 1976 to October 1984. Carl L. Patrick, Jr. and Michael W. Patrick are brothers.

Roland C. Smith, 53, has been one of our directors since April 2002 and currently serves as Chairman of the Compensation and Nominating Committee, and as a member of the Executive Committee. Mr. Smith has served as the Chief Executive Officer of Triarc Companies, Inc. since June 2006 and the Chief Executive Officer of Arby’s Restaurant Group, Inc., a restaurant owner operator and franchiser, since April 2006. Mr. Smith served as President and Chief Executive Officer of American Golf Corporation and National Golf Properties, an owner and operator of golf courses, from February 2003 to November 2005. He was President and Chief Executive Officer of AMF Bowling Worldwide, Inc., an owner and operator of bowling centers, from April 1999 until January 2003. Mr. Smith previously served as President and Chief Executive Officer of the Triarc Restaurant Group (the predecessor to Arby’s Restaurant Group, Inc.) from February 1997 to April 1999.

Fred W. Van Noy, 50, has served as one of our directors since December 2004. Mr. Van Noy joined us in 1975. He served as a District Manager from 1984 to 1985 and as Western Division Manager from 1985 to 1988, when he became Vice President—General Manager. In December 1997, he was elected to the position of Senior Vice President—Operations. In November 2000, he became Senior Vice President—Chief Operating Officer.

Patricia A. Wilson, 57, has served as one of our directors since April 2004 and currently serves as a member of the Audit Committee and Compensation and Nominating Committee, and Chair of the Corporate Governance Committee. Ms. Wilson has been practicing as a private attorney since October 2002, advising both private and public companies in corporate and securities law. Ms. Wilson served as the General Counsel to NDCHealth Corporation, a provider of information systems and services to the healthcare market, from October 2000 to October 2002. Prior to joining NDCHealth Corporation, she was a partner with the law firm of Troutman Sanders LLP from 1988 to September 2000 practicing in the fields of corporate finance and securities law.

The Board of Directors recommends a vote FOR the nominees set forth above.

Committee Functions, Membership and Meetings

For a further discussion of the activities of the Board of Directors and its committees please see the section entitled “Corporate Governance” below.

PROPOSAL TWO:

APPROVAL OF AN AMENDMENT TO THE CARMIKE CINEMAS, INC.

2004 INCENTIVE STOCK PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED PURSUANT TO STOCK GRANTS

On May 21, 2004, the stockholders approved the Carmike Cinemas, Inc. 2004 Incentive Stock Plan (the “2004 Incentive Stock Plan”). The 2004 Incentive Stock Plan superseded the Carmike Cinemas, Inc. Non-Employee Directors Long-Term Stock Incentive Plan and the Carmike Cinemas, Inc. Employee and Consultant Long-Term Stock Incentive Plan (together, the “Old Plans”). As of March 31, 2008, there were 686,416 shares of Carmike’s Common Stock available for issuance under the 2004 Incentive Stock Plan, approximately 9,750 of which remained available for grants of shares of Common Stock (“stock grants”) (assuming current unvested stock grants are not forfeited).

Carmike’s Board of Directors believes that equity grants, in particular the ability to issue stock grants, are a key aspect of Carmike’s ability to attract and retain qualified employees and outside directors. The Board of Directors, upon the recommendation of the Compensation and Nominating Committee, has adopted an amendment to the 2004 Incentive Stock Plan, subject to stockholder approval, to increase the maximum number of shares of Common Stock that may be issued pursuant to stock grants by 300,000 (from a current maximum amount of 200,000, of which only 9,750 remain available, to 500,000) non-forfeitable shares.

If approved by the stockholders, this amendment will be effected through an amendment and restatement of the Plan effective as of May 22, 2008. The purpose of this amendment is to ensure that Carmike is able to continue to award stock grants to eligible employees and outside directors at levels deemed appropriate by the Compensation and Nominating Committee.

A description of the 2004 Incentive Stock Plan, including this proposed amendment, may be found under the caption “Description of 2004 Incentive Stock Plan” below.

The Board of Directors recommends a vote FOR approval of the amendment to the 2004 Incentive Stock Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to stock grants.

PROPOSAL THREE:

APPROVAL OF AN AMENDMENT TO THE CARMIKE CINEMAS, INC. 2004 INCENTIVE STOCK PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON

STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN

As of March 31, 2008, there were 686,416 shares of Carmike’s Common Stock available for issuance under the 2004 Incentive Stock Plan.

Carmike’s Board of Directors believes that equity grants are a key aspect of Carmike’s ability to attract and retain qualified employees and outside directors. The Board of Directors, upon the recommendation of the Compensation and Nominating Committee, has adopted an amendment to the 2004 Incentive Stock Plan, subject to stockholder approval, to increase the aggregate number of shares of Common Stock authorized for issuance under the 2004 Incentive Stock Plan by 300,000 shares.

If approved by the stockholders, this amendment will be effected through an amendment and restatement of the Plan effective as of May 22, 2008. The purpose of this amendment is to ensure that Carmike is able to continue to grant equity awards to eligible employees and outside directors at levels deemed appropriate by the Compensation and Nominating Committee.

A description of the 2004 Incentive Stock Plan, including this proposed amendment, may be found under the caption “Description of 2004 Incentive Stock Plan” below.

The Board of Directors recommends a vote FOR approval of the amendment to the 2004 Incentive Stock Plan to increase the aggregate number of shares of Common Stock authorized for issuance under the plan.

DESCRIPTION OF 2004 INCENTIVE STOCK PLAN

Carmike is providing the following description of the 2004 Incentive Stock Plan, including the proposed amendments, to you in connection with the solicitation of proxies for approval of Proposal Two and Proposal Three. The following discussion summarizes the material terms of the 2004 Incentive Stock Plan, as proposed to be amended by both Proposal Two and Proposal Three. This discussion does not purport to be complete and is qualified in its entirety by reference to the 2004 Incentive Stock Plan as proposed to be amended and restated, a copy of which is attached hereto as Appendix A.

Purpose

The primary purpose of the 2004 Incentive Stock Plan is (1) to attract and retain eligible employees and outside directors of Carmike, (2) to provide an incentive to eligible employees and outside directors to work to increase the value of Carmike’s Common Stock, and (3) to provide eligible employees and outside directors with a stake in the future of Carmike which corresponds to the stake of each of Carmike’s stockholders.

Administration

The 2004 Incentive Stock Plan is administered by the Compensation and Nominating Committee of Carmike’s Board of Directors, which, according to the plan, shall have at least two members, each of whom shall be a non-employee director within the meaning of Rule 16b-3 and an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Each grant under the 2004 Incentive Stock Plan is evidenced by a certificate that incorporates such terms and conditions as the Compensation and Nominating Committee deems necessary or appropriate.

Coverage, Eligibility and Grant Limits

The 2004 Incentive Stock Plan provides for the grant of options to purchase Common Stock (“options”), stock grants, stock units, and stock appreciation rights (“SARs”) to certain eligible employees and to outside directors. An eligible employee is any employee of Carmike or any subsidiary, parent or affiliate of Carmike who has been designated by the Compensation and Nominating Committee to receive a grant under the 2004 Incentive Stock Plan. An outside director is any member of the Board of Directors who is not an employee of Carmike or a parent, subsidiary or affiliate of Carmike. All of Carmike’s existing directors, other than Michael W. Patrick and Fred W. Van Noy, qualify as outside directors for purposes of the 2004 Incentive Stock Plan. No eligible employee or outside director in any calendar year may be granted an option to purchase more than 250,000 shares of Common Stock or an SAR based on the appreciation with respect to more than 250,000 shares of Common Stock or may be granted stock grants or stock units where the number of shares of Common Stock subject to such grant exceeds 50,000 shares. No more than 830,000 shares of Common Stock are available for grant of incentive stock options (“ISOs”). Prior to the amendment described above in Proposal Two, no more than 200,000 shares of Common Stock were available for stock grants under the 2004 Incentive Stock Plan. Subject to stockholder approval of Proposal Two, this limit will increase by 300,000 shares so that no more than 500,000 shares of Common Stock will be available for stock grants under the 2004 Incentive Stock Plan.

Shares Available for Issuance

Prior to the amendment described above in Proposal Three, there were, as of March 31, 2008, 686,416 shares of Common Stock available for issuance under the 2004 Incentive Stock Plan. The 2004 Incentive Stock Plan originally authorized 1,055,000 shares of Common Stock, which included 830,000 newly authorized shares and 225,000 unissued shares that were previously authorized for issuance under the Old Plans. In addition, shares subject to grants under the Old Plans forfeited subsequent to the approval of the 2004 Incentive Stock Plan have become available, and may become available in the future, for issuance under the 2004 Incentive Stock Plan. The number of such shares that may become available in the future will depend upon which, if any, grants under such plans are forfeited and therefore is not known at this time. Any shares of Common Stock which remain unissued after the cancellation, expiration or exchange of an option, SAR or stock grant or which are forfeited after issuance shall again be available for grants under the 2004 Incentive Stock Plan, as shall any shares of Common Stock used to pay the exercise price of an option or tendered in satisfaction of a condition to a stock grant. Subject to stockholder approval of Proposal Three, the number of shares authorized for issuance under the 2004 Incentive Stock Plan will increase by 300,000. As of March 31, 2008, the closing price of a share of Carmike’s Common Stock was $10.28 as reported on the NASDAQ Global Market.

Options

Under the 2004 Incentive Stock Plan, non-incentive stock options (“Non-ISOs”) may be granted to eligible employees or outside directors by the Compensation and Nominating Committee, but ISOs, which are intended to qualify for special tax treatment under Section 422 of the Code, can only be granted to eligible employees of Carmike or a subsidiary or parent of Carmike. Each option granted under the 2004 Incentive Stock Plan entitles the optionee to purchase the number of shares of Common Stock specified in the grant at the option price specified in the related stock option certificate. The terms and conditions of each option granted under the 2004 Incentive Stock Plan are determined by the Compensation and Nominating Committee, but no option will be granted at an exercise price which is less than the fair market value of the Common Stock as determined on the grant date in accordance with the 2004 Incentive Stock Plan. In addition, if the option is an ISO that is granted to a ten percent stockholder of Carmike, the option price may be no less than 110% of the fair market value of the shares of Common Stock on the grant date. Moreover, no eligible employee may be granted ISOs which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date that the ISO was granted) that exceeds $100,000.

Each option granted under the 2004 Incentive Stock Plan shall be exercisable as provided in the related option certificate. However, if the only condition to the exercise of an option is the completion of a period of service, such period of service shall not be less than one year, starting on the date the option is granted, unless the Compensation and Nominating Committee determines that a shorter period of service (or no period of service) better serves Carmike’s interest. No option may be exercisable more than ten years from the grant date or, if the option is an ISO granted to a ten percent stockholder of Carmike, it may not be exercisable more than five years from the grant date.

Stock Appreciation Rights

SARs may be granted by the Compensation and Nominating Committee to eligible employees and outside directors under the 2004 Incentive Stock Plan, either as part of an option or as stand alone SARs. The terms and conditions for an SAR granted as part of an option will be set forth in the option certificate for the related option while the terms and conditions for a stand alone SAR will be set forth in an SAR certificate. SARs entitle the holder to receive the appreciation of the fair market value of one share of Common Stock as of the date such right is exercised over the baseline price specified in the option or SAR certificate (the “SAR Value”), multiplied by the number of shares of Common Stock in respect of which the SAR is being exercised. The SAR Value for an SAR must equal or exceed the fair market value of a share of Common Stock as determined on the grant date in accordance with the 2004 Incentive Stock Plan. If an SAR is granted together with an option, then the exercise of the SAR shall cancel the right to exercise the related option, and the exercise of a related option shall cancel the right to exercise the SAR. An SAR granted as a part of an option shall be exercisable only while the related option is exercisable. A stand alone SAR shall be exercisable as provided in the related SAR certificate. The Compensation and Nominating Committee in its discretion may require completion of a period of service as an eligible employee or outside director before an SAR may be exercised, but if the only condition to the exercise of an SAR is the completion of a period of service, such period of service shall not be less than one year, starting on the date the SAR is granted, unless the Compensation and Nominating Committee determines that a shorter period of service (or no period of service) better serves Carmike’s interest. At the discretion of the Compensation and Nominating Committee any payment due upon the exercise of an SAR can be made in cash or in the form of Common Stock.

Stock Grants

Stock grants are grants which are designed to result in the issuance of Common Stock to the eligible employee or outside director to whom the grants are made, and stock grants may be granted by the Compensation and Nominating Committee subject to such terms and conditions, if any, as the committee acting in its absolute discretion deems appropriate. The Compensation and Nominating Committee, in its discretion, may prescribe that an eligible employee’s or outside director’s rights in a stock grant will be nontransferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the eligible employee continue employment or the outside director continue service with Carmike for a specified period or that Carmike or the eligible employee achieve stated performance or other objectives. If the only condition to the forfeiture of a stock grant is the completion of a period of service, such period of service shall not be less than three years, starting on the date the stock grant is made, unless the Compensation and Nominating Committee determines that a shorter period of service (or no period of service) better serves Carmike’s interest. Each stock grant shall be evidenced by a certificate which will specify what rights, if any, an eligible employee or outside director has with respect to such stock grant as well as any conditions applicable to the stock grant.

Except as otherwise set forth in the related stock grant certificate, if a cash dividend is paid on stock subject to a stock grant while such stock grant remains subject to forfeiture conditions or restrictions on transfer, then the cash dividend will be paid in cash directly to the eligible employee or outside director. Except as otherwise set forth in the related stock grant certificate, if a stock dividend is paid on Common Stock subject to a stock grant while such Common Stock remains subject to forfeiture conditions or restrictions on transfer, then the stock dividend will be held by Carmike subject to the same conditions or restrictions as the related stock grant. Except as otherwise set forth in the related stock grant certificate, an eligible employee or outside director shall have the right to vote Common Stock issued under a stock grant while such Common Stock remains subject to forfeiture conditions or restrictions on transfer.

Stock Units

Stock units are grants which are designed to result in cash payments to the eligible employees and outside directors to whom grants are made based on the fair market value of the Common Stock underlying the grant, and stock units may be granted by the Compensation and Nominating Committee subject to such terms and conditions, if any, as the committee acting in its absolute discretion deems appropriate. The terms and conditions for a stock unit grant will be set forth in the certificate evidencing the grant and may include, for example, a requirement that the eligible employee continue employment or the outside director continue service with Carmike for a specified period or that Carmike or the eligible employee achieve stated performance or other objectives. If the only condition to the forfeiture of a stock unit is the completion of a period of service, such period of service shall not be less than three years, starting on the date the stock unit is granted, unless the Compensation and Nominating Committee determines that a shorter period of service (or no period of service) better serves Carmike’s interest.

Transferability

No option, SAR, stock grant or stock unit grant made to an eligible employee or outside director is transferable by such eligible employee or outside director other than by will or by the laws of descent and distribution. Absent consent of the Compensation and Nominating Committee, an option or SAR shall be exercisable during an eligible employee’s or outside director’s lifetime only by such eligible employee or outside director.

Change in Control

If there is a change in control of Carmike, then, generally, all conditions to the exercise of all outstanding options and SARs and all issuance or forfeiture conditions on all outstanding stock grants and stock unit grants will be deemed satisfied. The Board of Directors shall have the right, to the extent required as a part of the change in control transaction, to cancel all outstanding options, SARs and stock grants after giving eligible employees and outside directors a reasonable period of time to exercise their outstanding options and SARs or to take such other action as is necessary to receive Common Stock subject to stock grants.

A change in control means, generally: a change in control within the meaning of Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); the acquisition by any person of 30% or more of the voting power for election of Carmike’s directors; the incumbent members of Carmike’s Board of Directors, or their approved successors, ceasing to be a majority of the Board of Directors during any period of two years or less; a reorganization, merger, consolidation or share exchange approved by Carmike stockholders whereby Carmike Common Stock is converted into or exchanged for the stock of another corporation; a sale or disposition of 50% or more of the assets of Carmike; a reorganization, merger, consolidation or share exchange approved by Carmike stockholders, unless Carmike stockholders control the resulting company and retain, with respect to other Carmike stockholders, substantially the same proportion of share ownership that they had in Carmike; the approval by stockholders of a complete liquidation or dissolution of Carmike; or any other event the Compensation and Nominating Committee determines is a change in control. Provided, however, that if the acquisition of 30% or more of the voting power described above is by a person who was a signatory to the stockholders’ agreement, dated as of January 31, 2002, by and among certain stockholders of Carmike and results from a transaction with one, or more than one, other person who was also a signatory to such stockholders’ agreement before such stockholders’ agreement expired, such acquisition shall not constitute a change in control.

Amending or Terminating the 2004 Incentive Stock Plan

The 2004 Incentive Stock Plan may be amended by the Board of Directors to the extent it deems necessary or appropriate, but no amendment may be made on or after the effective date of a change in control to the section of the 2004 Incentive Stock Plan governing a change in control which might adversely affect any rights that would otherwise vest on a change in control. The 2004 Incentive Stock Plan may also be terminated by the Board of Directors at any time. The Board of Directors may not unilaterally modify, amend or cancel any option, SAR, stock grant or stock unit previously granted without the consent of the holder of such option, SAR, stock grant or stock unit or unless there is a dissolution or liquidation of Carmike or a similar transaction. No amendment shall be made absent the approval of the stockholders of Carmike to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Common Stock are listed.

Adjustment of Shares

Capital Structure

The number, kind or class of shares of Common Stock reserved for issuance under the 2004 Incentive Stock Plan, the annual grant caps, the number, kind or class of shares of Common Stock subject to options or SARs granted under the 2004 Incentive Stock Plan, and the option price of the options and the SAR Value of the SARs, as well as the number, kind or class of shares of Common Stock granted pursuant to stock grants under the 2004 Incentive Stock Plan and the payment due under stock unit grants under the 2004 Incentive Stock Plan, shall be adjusted by the Compensation and Nominating Committee in an equitable manner to reflect any change in the capitalization of Carmike.

Mergers

The Compensation and Nominating Committee as part of any transaction described in Code Section 424(a) shall have the right to adjust (in any manner which the committee in its discretion deems consistent with Code Section 424(a)) the number, kind or class of shares of Common Stock reserved for issuance under the 2004 Incentive Stock Plan, the number, kind or class of shares of Common Stock underlying any stock grants previously made under the 2004 Incentive Stock Plan and any related grant and forfeiture conditions, and the number, kind or class of shares of Common Stock subject to option and SAR grants previously made under the 2004 Incentive Stock Plan and the related option price of the options and SAR Value of the SARs and cash payment under stock unit grants previously made under the 2004 Incentive Stock Plan, and, further, shall have the right to make (in any manner which the committee in its discretion deems consistent with Code Section 424(a)) stock grant, stock unit, option and SAR grants to effect the assumption of, or the substitution for, stock grants, option and stock appreciation right grants previously made by any other corporation to the extent that such transaction calls for the substitution or assumption of such grants.

Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to grants made pursuant to the 2004 Incentive Stock Plan are technical, and reasonable persons may differ on the proper interpretation of such rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.

ISOs

In general, an eligible employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the eligible employee will be required to treat an amount equal to the difference between the fair market value of the Common Stock on the date of exercise over the exercise price as an item of adjustment in computing the eligible employee’s alternative minimum taxable income. If the eligible employee does not dispose of the Common Stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of exercise of the ISO, a subsequent disposition of the Common Stock will generally result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and the exercise price. Carmike will not be entitled to any income tax deduction as a result of such disposition. Carmike normally will not be entitled to take an income tax deduction upon either the grant or the exercise of an ISO.

If the eligible employee disposes of the Common Stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, such individual generally will recognize ordinary income, and Carmike will be entitled to an income tax deduction (provided Carmike satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (1) the excess of the fair market value of the Common Stock on the date of exercise over the exercise price or (2) the amount realized upon disposition over the exercise price. Any gain in excess of such amount recognized by the eligible employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

Non-ISOs

An eligible employee or an outside director will not recognize any taxable income upon the grant of a Non-ISO, and Carmike will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the eligible employee or outside director generally will recognize ordinary income and

Carmike will be entitled to take an income tax deduction (provided Carmike satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. However, if an eligible employee or outside director exercises a Non-ISO within six months after the grant of the Non-ISO and is subject to Section 16(b) of the Exchange Act and cannot sell the Common Stock purchased after the exercise of the Non-ISO without being subject to liability under such section, the stock will be treated as subject to a substantial risk of forfeiture until the earlier of six months after the grant of the Non-ISO or the first date the stock can be sold without any such liability, whichever comes first, and the eligible employee or outside director will be taxable on such spread at that time. Upon a subsequent sale of the Common Stock by the eligible employee or outside director, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

SARs

An eligible employee or outside director will recognize ordinary income for federal income tax purposes upon the exercise of an SAR under the 2004 Incentive Stock Plan for cash, Common Stock or a combination of cash and Common Stock, and the amount of income that the eligible employee or outside director will recognize will depend on the amount of cash, if any, and the fair market value of the Common Stock, if any, that the eligible employee or outside director receives as a result of such exercise. Carmike generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the eligible employee or outside director in the same taxable year in which the eligible employee recognizes such income, if Carmike satisfies applicable federal income tax reporting requirements.

Stock Grants

An eligible employee or outside director is not subject to any federal income tax upon the grant of a stock grant, nor does the grant of a stock grant result in an income tax deduction for Carmike, unless the restrictions on the stock do not present a “substantial risk of forfeiture” or the stock is “transferable,” each within the meaning of Section 83 of the Code. Common Stock which is subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code is transferable within the meaning of Section 83 if the transferee would not be subject to such risk of forfeiture after such transfer. In the year that the stock grant is either no longer subject to a substantial risk of forfeiture or is transferable, the eligible employee or outside director will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock transferred to the eligible employee or outside director, generally determined on the date the stock grant is no longer subject to a substantial risk of forfeiture, or is transferable, whichever comes first, over the amount, if any, paid for such shares. If the stock grant is forfeited, the eligible employee or outside director will recognize no gain. Carmike generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the eligible employee or outside director in the same taxable year in which the eligible employee recognizes such income, if Carmike satisfies applicable federal income tax reporting requirements.

Stock Units

An eligible employee or outside director is not subject to any federal income tax upon the grant of a stock unit, nor does the grant of a stock unit result in an income tax deduction for Carmike. In the year that the stock unit is redeemed for cash the eligible employee or outside director will recognize ordinary income in an amount equal to the amount of the payment made under the stock unit. If the stock unit is forfeited, the eligible employee or outside director will recognize no gain. Stock unit grants are subject to the rules for taxing deferred compensation under Section 409A of the Code, and if a stock unit fails to satisfy applicable requirements under such rules, an eligible employee or outside director may be subject to additional taxes and interest. Carmike generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the eligible employee or outside director in the same taxable year in which the eligible employee recognizes such income, if Carmike satisfies applicable federal income tax reporting requirements.

Information Regarding Plan Benefits

Future awards will be granted to eligible employees and outside directors under the 2004 Incentive Stock Plan at the discretion of the Compensation and Nominating Committee and, therefore, are not determinable at this time. During 2007, the Compensation and Nominating Committee approved (pursuant to the 2004 Incentive Stock Plan) the grant of options to purchase an aggregate of 260,000 shares, at an exercise price equal to $25.95 per share, to a group of eight senior executives (including options for 40,000 shares to each of Messrs. Patrick, Van Noy, Hare and Champion and options for 30,000 shares to Mr. Krannacker) one-third of which vest when Carmike achieves an increase in the trading price of its Common Stock (over the $25.95 exercise price) equal to 25%, 30% and 35%, respectively. The Compensation and Nominating Committee also approved during 2007 (pursuant to the 2004 Incentive Stock Plan) stock grants of an aggregate of 156,000 shares to a group of 48 employees (including 10,000 shares to each of Messrs. Patrick, Van Noy, Hare and Champion and 7,500 shares to Mr. Krannacker) which vest in full on April 13, 2010. In addition, during 2007, each of our outside directors received annual equity compensation (pursuant to the 2004 Incentive Stock Plan) consisting of stock grants of 2,500 shares vesting in full at our Annual Meeting. Further information regarding these awards granted to employees and directors under the 2004 Incentive Stock Plan during the year ended December 31, 2007 may be found under the captions “Executive Compensation” and “Compensation of Directors” below.

PROPOSAL FOUR:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP to audit our consolidated financial statements for the year ending December 31, 2008 and to prepare a report on this audit. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

We are asking our stockholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2008. Although ratification is not required by our Amended and Restated By-Laws or otherwise, the Board of Directors is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm. If the appointment of Deloitte & Touche LLP is not ratified, the Audit Committee will reconsider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Carmike and our stockholders.

The Board of Directors recommends a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2008.

CORPORATE GOVERNANCE

Key Corporate Governance Initiatives in 2007

In 2007, the Board of Directors adopted Corporate Governance Guidelines to continue to fulfill its commitment to high standards of corporate governance. The Corporate Governance Guidelines address a number of governance initiatives, including:

•	provisions that describe the qualifications for service as a director (including limiting service to no more than four other public company boards);

•	provisions that describe the responsibilities of directors; and

•	stock ownership guidelines for directors and officers.

Carmike’s stock ownership guidelines are contained within Carmike’s Corporate Governance Guidelines and state that the Board of Directors expects non-employee directors to own or acquire, within three years of first becoming a director or within three years from November 9, 2007 (whichever is later), an aggregate of 10,000 shares of Common Stock. Similarly, executive officers of Carmike are expected to own or acquire, within five years of appointment to such officer position or within five years from November 9, 2007 (whichever is later), the aggregate number of shares of Common Stock indicated below:

President, Chief Executive Officer and Chairman of the Board	250,000 shares
Senior Vice President and Chief Operating Officer	10,000 shares
Senior Vice President—Finance, Treasurer and Chief Financial Officer	10,000 shares
Senior Vice President, General Counsel and Secretary	10,000 shares
Vice President and General Manager Operations	7,500 shares

Qualifying holdings, with respect to these stock ownership guidelines, are set forth in the Corporate Governance Guidelines. The Chair of the Corporate Governance Committee may review and approve exceptions to the stock ownership guidelines as he or she deems appropriate.

Corporate Governance Information

The Corporate Governance Guidelines, the Code of Conduct for Officers, Directors and Employees, the Lead Director Guidelines and the charters for the Compensation and Nominating Committee, Corporate Governance Committee and Audit Committee are available, along with other corporate governance information, on our company website at www.carmike.com.

Board Meetings

The business of Carmike is managed under the direction of the Board of Directors. The Board of Directors met eight times during the year ended December 31, 2007. Each of the incumbent directors attended at least 75% of the aggregate of: (1) the total meetings of the Board of Directors held during the period that he or she served during 2007 and (2) the total meetings held by all committees of the Board on which he or she served during 2007. The Board of Directors has adopted a policy whereby directors are expected to attend Carmike’s Annual Meeting of Stockholders. At the 2007 Annual Meeting of Stockholders, all members of the Board of Directors were present.

Committees of the Board of Directors

Executive Committee

The Executive Committee consists of Michael W. Patrick, Roland C. Smith, S. David Passman III and Alan J. Hirschfield. Also, pursuant to Carmike’s Lead Director Guidelines, the Lead Director (currently, Mr. Passman) serves as a member of the Executive Committee. The Executive Committee met twice during the year ended December 31, 2007.

The primary purpose of the Executive Committee is to assist the Board of Directors in fulfilling its responsibilities relating to capital expenditures, investments, acquisitions and financing activities based on the criteria established in the Committee’s charter. The Executive Committee is responsible for reviewing and approving transactions and agreements related to dispositions, acquisitions, joint ventures, capital expenditures, developments and refurbishments, indebtedness and vendor and supplier obligations.

Compensation and Nominating Committee

The Compensation and Nominating Committee currently consists of Roland C. Smith, as Chairman, S. David Passman, III, Patricia A. Wilson and Kevin D. Katari. As noted above, Mr. Katari will not stand for re-election to the Board of Directors at the Annual Meeting. The Board of Directors has determined that all members of the Compensation and Nominating Committee are independent as defined under the rules and regulations of the SEC and applicable listing standards of The Nasdaq Stock Market, Inc. (the “Nasdaq listing standards”). In addition, the Board of Directors has determined that each member meets the requirements of a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act, and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation and Nominating Committee met nine times during the year ended December 31, 2007.

The Compensation and Nominating Committee is responsible for, among other things:

•	approving all salary arrangements and other remuneration for the Chief Executive Officer and other senior officers of Carmike;

•	administering the Carmike Cinemas, Inc. 2002 Stock Plan and the 2004 Incentive Stock Plan;

•	reviewing annual incentive opportunity levels and goals;

•	reviewing and approving employment agreements, severance agreements and change in control agreements for the Chief Executive Officer and other senior officers of Carmike;

•	assisting the Board of Directors in developing and evaluating candidates for executive positions, including the Chief Executive Officer, and overseeing the development of executive succession plans;

•	selecting potential candidates to be nominated for election to the Board of Directors;

•	recommending potential candidates for election to the Board of Directors;

•	making recommendations to the Board of Directors concerning the structure and membership of other Board committees; and

•	evaluating and recommending to the Board of Directors the resignation of individual directors for appropriate reasons, as determined by the Committee in its discretion.

Corporate Governance Committee

The Corporate Governance Committee consists of Patricia A. Wilson, as Chairperson, Carl L. Patrick, Jr. and Michael W. Patrick. The Corporate Governance Committee met two times during the year ended December 31, 2007.

The primary purpose of the Corporate Governance Committee is to assist the Board of Directors in fulfilling its responsibilities relating to ensuring that Carmike’s corporate governance policies, procedures and practices continue to effectively promote the best interests of Carmike’s stockholders.

The Corporate Governance Committee is responsible for, among other things:

•	reviewing any questions regarding the independence of directors;

•	overseeing the periodic evaluation of the Board of Directors and its committees as deemed appropriate;

•	reviewing and reassessing the adequacy of the Corporate Governance Guidelines periodically and recommending any proposed changes to the Board of Directors for approval;

•	advising and making recommendations to the Board of Directors on matters concerning corporate governance and directorship practices; and

•	ensuring that the independent members of the Board of Directors meet in regularly scheduled executive sessions at which only independent directors are present.

Audit Committee

The Audit Committee consists of Alan J. Hirschfield, S. David Passman III and Patricia A. Wilson. Mr. Hirschfield served as Chairman of the Audit Committee during 2007 and until March 11, 2008, at which time Mr. Passman was named Chairman of the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is independent under applicable law and the rules and requirements of the SEC and the Nasdaq listing standards. In addition, the Board of Directors has determined that each Audit Committee member meets the financial knowledge requirements under the Nasdaq listing standards and Mr. Passman, designated by the Board of Directors as the “audit committee financial expert” under SEC rules, meets the Nasdaq professional experience requirements.

The Audit Committee is responsible for, among other things:

•	directly appointing, retaining, overseeing, compensating and terminating the independent auditors;

•	discussing with the independent auditors their independence;

•	reviewing with the independent auditors the scope and results of their audit;

•	pre-approving all audit and permissible non-audit services to be performed by the independent auditors;

•	reviewing and approving all related party transactions;

•	overseeing the financial reporting process and discussing with management and the independent auditors the interim and annual financial statements that Carmike files with the SEC; and

•	reviewing and monitoring Carmike’s accounting principles, policies and financial and accounting controls.

The Audit Committee met nine times during the year ended December 31, 2007.

Director Independence

The Board of Directors annually reviews and analyzes the independence of each director under the requirements of the Sarbanes-Oxley Act of 2002, the Exchange Act, SEC rules and regulations, the Nasdaq listing standards and the Code.

The purpose of the review is to determine whether any particular relationships or transactions involving directors or their affiliates or immediate family members are inconsistent with a determination that the director is independent for purposes of serving on the Board of Directors and its committees. During this review, the Board of Directors examines transactions and relationships between directors or their affiliates and Carmike or senior management.

As a result of this review for 2008, the Board of Directors affirmatively determined that all directors and nominees for director are independent for purposes of serving on the Board of Directors, except for Messrs. Michael W. Patrick, Carl L. Patrick, Jr. and Fred W. Van Noy. The Board of Directors has further determined that all members of the Audit Committee and the Compensation and Nominating Committee are independent. There are no independence requirements for the Executive Committee or the Corporate Governance Committee. Michael W. Patrick and Fred W. Van Noy are not considered independent because they are employed by Carmike. Carl L. Patrick, Jr. is not considered independent because he is the brother of Michael W. Patrick.

Selection of Director Nominees

General Criteria and Process.

Pursuant to its charter and the Corporate Governance Guidelines, the Compensation and Nominating Committee is responsible for reviewing with the Board of Directors, at least annually, the requisite balance of skills and areas of expertise and other appropriate qualification standards of its individual directors, as well as the composition of the Board of Directors as a whole. The Compensation and Nominating Committee will review each incumbent director’s qualifications for renomination for continued service on the Board of Directors. This assessment will include, but not be limited to, the following director qualification factors:

•	the highest personal and professional ethics, integrity, values, ability and judgment;

•	understanding Carmike’s business environment;

•	ability to make independent analytical inquiries and judgments;

•	skills and experience in the context of the needs of the Board of Directors;

•	breadth of business and organizational skills, background and experience; and

•	“independence” as contemplated by applicable legal and regulatory requirements.

The Compensation and Nominating Committee will also consider these qualifications in identifying and evaluating director candidates for nomination to the Board of Directors. In addition, the Compensation and Nominating Committee generally believes that director candidates should be committed to representing the long-term interests of the stockholders, willing to devote sufficient time to carry out their duties and responsibilities effectively and committed to serving on the Board of Directors for an extended period of time. The Compensation and Nominating Committee may retain a third-party search firm to identify director candidates and has sole authority to select the search firm and approve the terms and fees of any director search engagement.

The Compensation and Nominating Committee’s process for selecting nominees begins with an evaluation of the qualifications and performance of incumbent directors and a determination of whether the Board of Directors or its committees have specific unfulfilled needs. The Compensation and Nominating Committee then considers candidates identified by the committee, other directors, Carmike’s executive officers and stockholders, and, if applicable, a third party search firm. This consideration includes determining whether a candidate qualifies as “independent” under the various standards applicable to the Board of Directors and its committees. The Compensation and Nominating Committee then selects nominees to recommend to the Board of Directors, which considers and makes the final selection of director nominees and directors to serve on its committees. The Compensation and Nominating Committee may use whatever process it deems appropriate under the circumstances when evaluating nominees recommended by stockholders.

Stockholder Nominations.

The Compensation and Nominating Committee has not adopted a specific policy regarding the consideration of stockholder director nominees. As described in the Corporate Governance Guidelines, stockholders who wish to recommend nominees for consideration by the Compensation and Nominating Committee may submit their nominations in writing to our Secretary at our corporate address provided in this proxy statement. The Compensation and Nominating Committee may consider such stockholder nominations when it evaluates and recommends nominees to the Board of Directors for submission to the stockholders at each annual meeting. In addition, stockholders may nominate directors for election without consideration by the Compensation and Nominating Committee. Any stockholder of record may nominate an individual by following the procedures and deadlines set forth in the “Stockholder Proposals” section of this proxy statement.

As of March 31, 2008, the Compensation and Nominating Committee had not received a recommended nominee, in connection with the 2008 Annual Meeting of Stockholders, from any stockholder or group of stockholders that beneficially owned more than 5% of Carmike’s Common Stock.

AUDIT COMMITTEE REPORT

The Audit Committee consists of Alan J. Hirschfield as Chairman, S. David Passman III and Patricia A. Wilson. Each of Messrs. Passman and Hirschfield and Ms. Wilson meets the applicable independence requirements of the SEC and the Nasdaq listing standards. In addition, each Audit Committee member meets the financial knowledge requirements under the Nasdaq listing standards and Mr. Passman, designated by the Board of Directors as the “audit committee financial expert” under SEC rules, meets the Nasdaq professional experience requirements as well. The Audit Committee operates under a written charter adopted by the Board of Directors on May 9, 2003, a copy of which is available on Carmike’s website at www.carmike.com.

The primary responsibility of the Audit Committee is to oversee Carmike’s financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board of Directors. Management is responsible for preparing Carmike’s financial statements and the independent registered public accounting firm is responsible for auditing those financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management Carmike’s audited financial statements as of and for the year ended December 31, 2007. The Audit Committee also has discussed with Deloitte & Touche LLP, Carmike’s independent registered public accounting firm for fiscal 2007, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Deloitte & Touche LLP also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the Audit Committee has discussed with Deloitte & Touche LLP their independence.

Based on those reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Carmike’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

The foregoing has been furnished by the Audit Committee of Carmike’s Board of Directors.

By the Audit Committee:	Alan J. Hirschfield, Chairman
S. David Passman III
March 10, 2008	Patricia A. Wilson

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act (together, the “Acts”), except to the extent that Carmike specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

FEES PAID TO INDEPENDENT AUDITORS

Aggregate fees billed to us for the fiscal years ended December 31, 2006 and 2007 by our independent registered public accounting firm, Deloitte & Touche LLP, were as follows:

	2006	2007
Audit Fees (1)	$2,676,736	$2,368,183
Audit-Related Fees (2)	—	48,000
Tax Fees (3)	—	91,223
All Other Fees	—	—

Total Fees Paid to Auditor	$2,676,736	$2,507,406

(1)	Audit fees and expenses primarily relate to the 2006 and 2007 annual audits, the review of quarterly reports on Form 10-Q and the annual report on Form 10-K, the review of registration statements and the audit of internal control over financial reporting.

(2)	Includes fees for consultations as to accounting and disclosure treatment of certain transactions and events.

(3)	Includes fees for tax compliance, tax planning and advice services.

Audit Committee Policy for Pre-Approval of Independent Auditor Services

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. The policy provides for the general pre-approval of specific types of services, gives detailed guidance to management as to the specific services that are eligible for general pre-approval and provides specific cost limits for each such service on an annual basis. The policy requires specific pre-approval of all other permitted services. Pursuant to its charter, the Audit Committee has delegated to its Chairman the authority to address any requests for pre-approval of services between Audit Committee meetings, and the Chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent auditor.

Requests for pre-approval for services that are eligible for general pre-approval must be detailed as to the services to be provided and the estimated total cost and are submitted to Carmike’s Chief Financial Officer or Controller. The Chief Financial Officer or Controller then determines whether the services requested fall within the detailed guidance of the Audit Committee in the policy as to the services eligible for general pre-approval. The Audit Committee will be informed on a regular basis regarding the services rendered by the independent auditor in accordance with our general pre-approval policy.

None of the services related to the Tax Fees or All Other Fees described above was approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

AND MANAGEMENT

Security Ownership of Certain Beneficial Holders

The following table sets forth certain information as to our Common Stock beneficially owned by each person, other than persons whose ownership is reflected under the caption “Security Ownership of Management,” who is known by us to own, directly or indirectly, more than 5% of the outstanding shares of our Common Stock as of February 29, 2008, and reflects information presented either in each such person’s filings with the SEC or otherwise provided to us. We have included information regarding Kevin D. Katari, a director of Carmike who will not stand for re-election to the Board of Directors at the Annual Meeting, in the table listing “Security Ownership of Management” below.

Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class (1)
Barclays Global Investors, NA, Barclays Global Fund Advisors (2)	798,047	6.2%
45 Fremont Street
San Francisco, CA 94105

Dimensional Fund Advisors LP (3)	1,068,565	8.3%
1299 Ocean Avenue
Santa Monica, CA 90401

FMR LLC (4)	1,923,655	15.0%
82 Devonshire Street
Boston, MA 02109

Keeley Asset Management Corp. (5)	1,190,000	9.3%
401 South LaSalle Street
Chicago, IL 60605

Renaissance Technologies LLC, James H. Simons (6)	669,600	5.2%
800 Third Avenue
New York, NY 10022

Royce & Associates, LLC (7)	1,333,459	10.4%
1414 Avenue of the Americas
New York, NY 10019

Stadium Capital Management, Inc. (8)	1,000,461	7.8%
19875 Village Office Court, Suite 101
Bend, OR 97702

Watershed Asset Management, L.L.C. (9)	853,185	6.7%
One Maritime Plaza, Suite 1525
San Francisco, CA 94111

(1)	Percent of class is with respect to outstanding shares of Common Stock as of February 29, 2008 (12,820,367 shares of Common Stock outstanding on that date).

(2)	According to the Schedule 13G filed February 5, 2008, Barclays Global Investors, NA has voting authority over 518,071, and dispositive authority over 587,279, of the 798,047 shares, and Barclays Global Fund Advisors has voting and dispositive authority over 210,768 of the 798,047 shares.

(3)

According to the Schedule 13G filed February 6, 2008, Dimensional Fund Advisors LP, a Delaware limited partnership, is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and has sole voting and dispositive authority over 1,068,565 shares. Dimensional Fund Advisors LP (“Dimensional”) furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds”. In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(4)	According to the Schedule 13G filed February 14, 2008, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,923,655 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “Fidelity Funds”). The ownership of one investment company, Fidelity Small Cap Independence, amounted to 692,600 shares or 5.4% of the Common Stock outstanding. The ownership of one investment company, Fidelity Small Cap Stock Fund, amounted to 1,231,055 shares or 9.6% of the Common Stock outstanding. Neither FMR LLC nor Edward C. Johnson III, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. Members of the Edward C. Johnson III family are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

(5)	According to the Schedule 13G filed January 28, 2008, Keeley Asset Management Corp is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, and has voting and dispositive authority over the 1,190,000 shares, and therefore may be deemed to be the beneficial owner of the shares by virtue of such authority.

(6)	According to the Schedule 13G filed February 13, 2008, Renaissance Technologies LLC is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, and has voting and dispositive authority over the 669,600 shares, and therefore may be deemed to be the beneficial owner of the shares by virtue of such authority. James H. Simon also has voting and dispositive authority over the 669,600 shares, and therefore may be deemed to be the beneficial owner of the shares by virtue of such authority, because of his position as control person of Renaissance Technologies LLC.

(7)	According to the Schedule 13G filed January 28, 2008, Royce & Associates, LLC is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, and has voting and dispositive authority over the 1,333,459 shares, and therefore may be deemed to be the beneficial owner of the shares by virtue of such authority.

(8)	According to the Schedule 13G filed February 14, 2008, Stadium Capital Management, LLC, a Delaware limited liability company, is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and has shared voting and dispositive authority over the 1,000,461 shares with Alexander M. Seaver and Bradley R. Kent. Stadium Capital Partners, L.P. has shared voting and dispositive power over 833,249 of the 1,000,461 shares.

(9)

According to the Form 13F-HR filed on February 4, 2008, Watershed Asset Management L.L.C. has sole voting authority with respect to the 853,185 shares. According to the Schedule 13D filed September 18, 2006, Watershed Capital Partners, L.P. (“WCP”) directly owns 152,215 shares. Watershed Capital Institutional Partners, L.P. (“WCIP”) directly owns 467,100 shares. WS Partners, L.L.C., as the general partner of WCP and WCIP, may be deemed, for purposes of Rule 13d-3 under the Securities Exchange Act, to beneficially own the 619,315 shares owned by WCP and WCIP. Watershed Asset Management, L.L.C., as the investment advisor to WCP, WCIP and Watershed Capital Partners (Offshore), Ltd. (“Watershed Offshore” and collectively the “Watershed Funds”), may be deemed, for purposes of Rule 13d-3 under the

Exchange Act, to beneficially own the 853,185 shares owned directly by the Watershed Funds, including the 233,870 shares owned directly by Watershed Offshore. As the Senior Managing Member of each of Watershed Asset Management, L.L.C. and WS Partners, L.L.C. (collectively, the “Watershed Management Entities”), Ms. Meridee Moore may be deemed, for purposes of Rule 13d-3 under the Exchange Act, to beneficially own the 853,185 shares beneficially owned by the Watershed Management Entities. The Watershed Management Entities and Ms. Moore disclaim any beneficial ownership of any of the shares owned by the Watershed Funds. All of the above-mentioned persons and entities disclaim group attribution. Kevin D. Katari, a Carmike director who will not stand for re-election to the Board of Directors at the Annual Meeting, is a Managing Member of the Watershed Management Entities.

Security Ownership of Management

The following table sets forth certain information known to us regarding the beneficial ownership of our Common Stock as of February 29, 2008 by:

•	our current directors and nominees;

•	our named executive officers; and

•	all directors and executive officers as a group.

The address for the following individuals is: c/o Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia 31901.

Name of Beneficial Owner (1)	Beneficial Ownership	Percent of Class (1)
Michael W. Patrick (2)	460,230	3.6%
Lee Champion (3)	10,039	*
Richard B. Hare (4)	20,137	*
Gary F. Krannacker (5)	42,500	*
Fred W. Van Noy (6)	95,000	*
Alan J. Hirschfield (7)	40,250	*
Kevin D. Katari (8)	10,000	*
S. David Passman III (9)	10,250	*
Carl L. Patrick, Jr. (10)	98,867	*
Roland C. Smith (11)	10,250	*
Patricia A. Wilson (12)	10,250	*
All directors and executive officers as a group (13 persons) (13)	818,253	6.4%

*	Indicates less than 1%.

(1)	Percent of class is with respect to outstanding shares of our Common Stock as of February 29, 2008 (12,820,367 shares of our Common Stock outstanding on that date).

(2)	Includes 974 shares of our Common Stock held by Michael W. Patrick, Carmike’s President, Chief Executive Officer and Chairman of the Board of Directors, in an Individual Retirement Account. Excludes 11,613 shares of Common Stock held in trust for Michael W. Patrick by C. L. Patrick, as trustee, the remainder interest of which Michael W. Patrick has purchased, and 48,100 shares of Common Stock held by Carmike Cinemas, Inc. Deferred Compensation Trust for the Benefit of Michael W. Patrick. Includes 10,000 restricted shares granted on April 13, 2007 that vest on April 13, 2010. Does not include options to purchase 40,000 shares granted on April 13, 2007, one-third of which vest when Carmike achieves an increase in the trading price of its Common Stock equal to 25%, 30% and 35% (over an exercise price of $25.95), respectively.

(3)

Includes 10,000 restricted shares granted on April 13, 2007 that vest on April 13, 2010. Does not include options to purchase 40,000 shares granted on April 13, 2007, one-third of which vest when Carmike achieves an increase in the trading price of its Common Stock equal to 25%, 30% and 35% (over an exercise price of $25.95), respectively.

(4)	Includes the 7,500 restricted shares (less 1,772 shares withheld to satisfy tax obligations) granted to Mr. Hare on March 27, 2006 in connection with his hiring. One-third of these shares vested on March 27, 2007 and 2008 and the remaining third will vest on March 27, 2009. This amount also includes the 5,000 restricted shares (less 591 shares withheld to satisfy tax obligations) granted to Mr. Hare on August 30, 2006, one-third of these shares vested on August 30, 2007 and the remaining will vest ratably on each of August 30, 2008 and 2009, respectively. Includes 10,000 restricted shares granted on April 13, 2007 that vest on April 13, 2010. Does not include options to purchase 40,000 shares granted on April 13, 2007, one-third of which vest when Carmike achieves an increase in the trading price of its Common Stock equal to 25%, 30% and 35% (over an exercise price of $25.95), respectively.

(5)	Includes vested options to purchase 35,000 shares. Includes 7,500 restricted shares granted on April 13, 2007 that vest on April 13, 2010. Does not include options to purchase 30,000 shares granted on April 13, 2007, one-third of which vest when Carmike achieves an increase in the trading price of its Common Stock equal to 25%, 30% and 35% (over an exercise price of $25.95), respectively.

(6)	Includes vested options to purchase 85,000 shares. Includes 10,000 restricted shares granted on April 13, 2007 that vest on April 13, 2010. Does not include options to purchase 40,000 shares granted on April 13, 2007, one-third of which vest when Carmike achieves an increase in the trading price of its Common Stock equal to 25%, 30% and 35% (over an exercise price of $25.95), respectively.

(7)	Includes 30,000 shares owned by the Alan J. Hirschfield Living Trust, options to purchase 5,000 shares that vested on October 14, 2002, the date of grant and 2,500 shares of restricted stock issued under the 2004 Incentive Stock Plan which vest at the Annual Meeting.

(8)	Includes options to purchase 5,000 shares that vested on October 20, 2006, the date of grant, and 2,500 shares of restricted stock issued under the 2004 Incentive Stock Plan which vest at the Annual Meeting. Kevin D. Katari, one of our directors, who will not stand for re-election to the Board of Directors at the Annual Meeting, is a Managing Member of the Watershed Management Entities. According to the Form 13F-HR filed on February 4, 2008, Watershed Asset Management L.L.C. has sole voting authority with respect to 853,185 shares. According to Schedule 13D filed on September 18, 2006, Watershed Capital Partners, L.P. (“WCP”) directly owns 152,215 shares. Watershed Capital Institutional Partners, L.P. (“WCIP”) directly owns 467,100 shares. WS Partners, L.L.C., as the general partner of WCP and WCIP, may be deemed, for purposes of Rule 13d-3 under the Exchange Act, to beneficially own the 619,315 shares owned by WCP and WCIP. Watershed Asset Management, L.L.C., as the investment advisor to WCP, WCIP and Watershed Capital Partners (Offshore), Ltd. (“Watershed Offshore” and collectively the “Watershed Funds”), may be deemed, for purposes of Rule 13d-3 under the Exchange Act, to beneficially own the 853,185 shares owned directly by the Watershed Funds, including the 233,870 shares owned directly by Watershed Offshore, As the Senior Managing Member of each of Watershed Asset Management, L.L.C. and WS Partners, L.L.C. (collectively, the “Watershed Management Entities”), Ms. Meridee Moore may be deemed, for purposes of Rule 13d-3 under the Exchange Act, to beneficially own the 853,185 shares beneficially owned by the Watershed Management Entities. The Watershed Management Entities and Ms. Moore disclaim any beneficial ownership of any of the shares owned by the Watershed Funds. All of the above-mentioned persons and entities disclaim group attribution.

(9)	Includes options to purchase 5,000 shares that vested on June 2, 2003, the date of grant and 2,500 shares of restricted stock issued under the 2004 Incentive Stock Plan which vest at the Annual Meeting.

(10)	Includes 38 shares of Common Stock owned by Carl L. Patrick, Jr.’s wife, as to which shares Carl L. Patrick, Jr., one of our directors, disclaims beneficial ownership. Includes 97 shares of Common Stock held as custodian for his son. Includes 2,500 shares of restricted stock issued under the 2004 Incentive Stock Plan which vest at the Annual Meeting. Excludes 11,613 shares of our Common Stock held in trust for Carl L. Patrick, Jr. by Frances E. Patrick, as trustee, the remainder interest of which Carl L. Patrick, Jr. has purchased.

(11)	Includes options to purchase 5,000 shares that vested on August 14, 2002, the date of grant and 2,500 shares of restricted stock issued under the 2004 Incentive Stock Plan which vest at the Annual Meeting.

(12)	Includes options to purchase 5,000 shares that vested on April 1, 2004, the date of grant, and 2,500 shares of restricted stock issued under the 2004 Incentive Stock Plan which vest at the Annual Meeting.

(13)	Does not include options to purchase 220,000 shares granted on April 13, 2007, one-third of which vest when Carmike achieves an increase in the trading price of its Common Stock equal to 25%, 30% and 35% (over an exercise price of $25.95), respectively.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The goal of our executive officer compensation program is the same as our goal for operating Carmike—to create long-term value for our stockholders. To achieve this goal, we have designed and implemented compensation programs for our executives to reward them for sustained financial and operating performance, to align their interests with those of our stockholders, and to encourage them to remain with our company.

In this report, we summarize the philosophical principles, the objectives of specific programs, and other factors considered by our Board’s Compensation and Nominating Committee in determining the compensation of our named executive officers (as identified below) during 2007, including the basis for compensation of the named executive officers included in the Summary Compensation Table included in this proxy statement. This report includes a discussion of:

•

the role and activities of the Compensation and Nominating Committee, as well as outside compensation consultants and our executives, in matters of executive compensation, in general and during the fiscal year ended December 31, 2007;

•	compensation for our named executive officers;

•	the philosophy, policies and principles of our executive compensation program;

•	the primary components of our executive compensation program—base salary, annual bonus, deferred compensation, long-term incentives, and benefits and perquisites;

•	the agreements with our named executive officers; and

•	certain insider trading, tax and accounting requirements.

The Compensation and Nominating Committee

The Compensation and Nominating Committee is responsible for setting the overall compensation strategy and compensation policies for our senior executives and directors, including determining the forms and amount of compensation appropriate to achieve our strategic objectives. The Compensation and Nominating Committee’s functions are more fully described in its charter, which can be viewed at the investor relations page on our website at www.carmike.com. The Compensation and Nominating Committee annually reviews and recommends changes to its charter for approval by the Board of Directors.

The Compensation and Nominating Committee currently consists of Roland C. Smith, as Chairman, S. David Passman III, Patricia A. Wilson and Kevin D. Katari, who was appointed to the Committee on May 18, 2007. As noted above, Mr. Katari will not stand for re-election to the Board of Directors at the Annual Meeting.

The charter of the Compensation and Nominating Committee requires that the Committee be comprised of not less than two members of the Board of Directors. As required by the charter, the Board of Directors has determined that each member of the Compensation and Nominating Committee is: (1) independent as defined under the rules and regulations of the SEC and the applicable listing standards of The Nasdaq Stock Market, Inc., (2) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (3) an “outside director” for purposes of satisfying Section 162(m) of the Code, and (4) otherwise free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

Role of Compensation Consultants

The Compensation and Nominating Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive compensation. The Compensation and Nominating Committee has retained the services of ECG Advisors, LLC as its independent compensation consultant and as a facilitator of senior management development exercises commissioned by the Committee. In March 2006, ECG Advisors, LLC provided the Compensation and Nominating Committee with a competitive analysis of our executive officer compensation, our employment and separation agreements, our deferred compensation arrangement for senior executives and our non-employee director compensation. ECG Advisors, LLC provided additional input to the Compensation and Nominating Committee on several compensation matters at a meeting in March 2007. Further, in 2007 and 2008, ECG Advisors, LLC also has responded to various compensation-related requests from the Compensation and Nominating Committee, as needed. ECG Advisors, LLC provides no other services to Carmike other than in its role as independent consultant to the Compensation and Nominating Committee. The Compensation and Nominating Committee expects ECG Advisors, LLC, or other compensation consultants retained from time to time, to provide the Committee with similar services on a periodic basis. Our management has not retained a compensation consultant and ECG Advisors, LLC does not provide any services to management.

Role of Executives in Establishing Compensation

Generally, the Chief Executive Officer makes recommendations to the Compensation and Nominating Committee for base salary and bonus compensation amounts for other senior executives. The Compensation and Nominating Committee also consults with the Chief Executive Officer when establishing the financial and operating criteria for performance-based bonuses applicable to other senior executives; however, the Committee meets in executive session when considering the compensation of the Chief Executive Officer. The Compensation and Nominating Committee periodically invites the Chief Executive Officer, the Chief Financial Officer, the Secretary and other directors to attend Committee meetings in order to receive operating and financial information from these officers and directors and to discuss goals, objectives and performance. The Compensation and Nominating Committee does not delegate any of its duties to management and regularly holds executive sessions without the members of management present.

Compensation Committee Activity

Mr. Smith, as Chairman, sets the agenda for each meeting of the Compensation and Nominating Committee in consultation with management, counsel and the other Committee members. Generally, the Compensation and Nominating Committee meets at least quarterly and more often as necessary. In 2007, for example, the Compensation and Nominating Committee met nine times. During these meetings in 2007, the Compensation and Nominating Committee:

•	approved the payment of 2006 financial and non-financial bonuses to the senior executive officers;

•	approved 2007 base salaries and financial and non-financial bonus objectives for the senior executive officers;

•	approved amendments to the deferred compensation (retirement) program and approved equity-based long-term incentive grants (both restricted stock and stock options);

•	approved entering into Carmike’s form separation agreement with additional senior executive officers;

•	approved a release and consulting services agreement in connection with the retirement of Anthony J. Rhead, the former Senior Vice President—Entertainment and Digital;

•	approved the engagement of the Committee’s independent compensation consultant to facilitate management development exercises for certain senior executive officers;

•	reviewed the Chief Executive Officer’s employment agreement; and

•	reviewed committee membership and recommended changes to the Compensation and Nominating Committee.

To date, the Compensation and Nominating Committee has held three meetings in 2008. During these meetings in 2008, the Compensation and Nominating Committee:

•	completed its self-evaluation process;

•	approved the payment of 2007 financial and non-financial bonuses to the senior executive officers;

•	approved financial and non-financial bonus objectives for the senior executive officers; and

•	approved amendments to the 2004 Incentive Stock Plan, as described above, and recommended approval by the Board of Directors and stockholders.

Named Executive Officers for 2007

The Compensation and Nominating Committee reviews, analyzes and approves the compensation of our senior executive officers, including the “Named Executive Officers” or “NEOs” included in the tables set forth following this compensation discussion and analysis. The NEOs for 2007 include our chief executive officer, our chief financial officer, and the three other executive officers that had the highest total compensation for 2007, calculated in accordance with the rules and regulations of the SEC. Our NEOs are:

•	Michael W. Patrick, President, Chief Executive Officer and Chairman of the Board of Directors;

•	Richard B. Hare, Senior Vice President—Finance, Treasurer and Chief Financial Officer;

•	Fred W. Van Noy, Senior Vice President and Chief Operating Officer;

•	Lee Champion, Senior Vice President, General Counsel and Secretary; and

•	Gary F. Krannacker, Vice President—General Manager Operations.

Compensation Philosophy, Policies and Principles

The Compensation and Nominating Committee is responsible for establishing the policies and principles that form the basis of our executive compensation programs. The Compensation and Nominating Committee’s philosophy is to implement programs that are designed to:

•	attract and retain highly qualified key executives;

•	provide competitive base salaries and cash incentives as well as retirement savings;

•	motivate executives by rewarding performance that supports achievement of financial and operating goals; and

•	encourage employee stock ownership to align employee and stockholder interests.

We believe our compensation programs provide senior executives with a pay opportunity that is reasonable and competitive with the external market and that rewards performance. For example, in 2007, Carmike’s compensation policy for senior executives focused on setting base salary at or slightly above market levels (considering factors such as experience and qualifications) and tying bonus compensation to achieving specified levels of financial performance and specific operating goals. However, the Compensation and Nominating Committee believes that when our performance or individual achievement exceeds performance objectives or does not meet expectations, overall pay should reflect actual performance.

We believe that a compensation structure related to performance reinforces our business objectives and the alignment of the employee’s interest with our stockholders. Senior executive compensation is linked to individual performance as well as overall company performance with respect to financial and non-financial objectives. The Compensation and Nominating Committee selects financial and non-financial metrics which it believes strongly correlate to key financial and operating goals and enhanced stockholder value over time. For instance, recent performance metrics have been designed in part to reflect our EBITDA targets, Sarbanes-Oxley Section 404 goals, personnel and financial reporting matters as well as expense reduction.

Following our emergence from bankruptcy in January 2002, our philosophy surrounding the use of equity-based long-term incentive compensation has been to grant restricted stock and/or stock options in an effort to attract and retain key employees. We do not consider these equity-based grants as a component of annual compensation but rather as long-term incentive compensation designed to compensate a senior executive over a three-year period. As a result, we have awarded equity-based long-term incentives to our senior executives from time to time that generally include pro rata vesting periods extending over three years. We expect to continue this current practice.

Components of Executive Compensation

The basic components of executive compensation are:

•	base salary;

•	annual cash bonus pursuant to our Annual Executive Bonus Program;

•	cash compensation pursuant to a deferred compensation program; and

•	long-term incentives.

In addition, our compensation program includes certain benefits and perquisites. Each component is described in more detail below.

During 2006 and 2007, the Compensation and Nominating Committee reviewed the basic components of compensation described above for senior executive officers. As part of this review, the Compensation and Nominating Committee engaged ECG Advisors, LLC as its independent compensation consultant and reviewed the mix of salary, bonus and deferred compensation and proposals to implement alternative retirement and long-term incentive plans. In connection with this review, the Compensation and Nominating Committee took the steps described below, with respect to the various elements of our executive pay.

Base Salary

Our base salary program is designed to provide a competitive base of cash compensation. As discussed below, the base salary of the Chief Executive Officer is established under the terms of Mr. Patrick’s employment contract with Carmike. The Compensation and Nominating Committee, in consultation with the Chief Executive Officer, annually reviews and approves base salaries for the other senior executive officers (including the NEOs). The Compensation and Nominating Committee considers various factors, which include an assessment of competitive market practices, individual performance over time and each individual’s role and responsibilities in Carmike when setting base salaries.

The Compensation and Nominating Committee targets base salaries at or slightly above market levels. In early 2006, ECG Advisors, LLC assisted the Compensation and Nominating Committee by providing competitive market compensation data for our senior executive team, including information regarding base salaries. This analysis was based on a review of published compensation surveys that included data for similarly-sized companies in both general industry and the entertainment industry. ECG Advisors, LLC selected and analyzed the survey data with no input from either the Compensation and Nominating Committee or our executive officers.

Base salaries for 2007 and 2008 are as set forth in the following table:

Name	2007 Base Salary ($)		2008 Base Salary ($) (1)
Michael W. Patrick	850,000	(2)	850,000
Richard B. Hare	316,250		316,250
Fred W. Van Noy	350,000		350,000
Lee Champion	316,250		316,250
Gary F. Krannacker	143,750		143,750

(1)	The Compensation and Nominating Committee anticipates reviewing possible changes to the 2008 base salaries during the third quarter of 2008.

(2)	Mr. Patrick’s base salary is set pursuant to the terms of his employment agreement effective as of January 31, 2002.

Annual Cash Bonuses—Annual Executive Bonus Program

The Carmike Cinemas, Inc. Annual Executive Bonus Program (the “Bonus Program”) was approved by Carmike’s stockholders on May 18, 2007. The purpose of the Bonus Program is to give each participant the opportunity to receive an annual bonus for each fiscal year payable in cash, if, and to the extent, the Compensation and Nominating Committee determines that the performance goals set by the Committee for each participant for such year have been satisfied. In addition, the Bonus Program is designed to meet the requirements for performance-based compensation under Section 162(m) of the Code.

Overall, the Bonus Program is designed to motivate and retain senior executive officers by providing at-risk compensation contingent upon achieving certain company and individual objectives, which for 2007 were financial and operating in nature. The 2007 bonus targets for the senior executive officers were approved by the Compensation and Nominating Committee in March 2007, based upon a formula tied to Carmike’s achievement of certain levels of EBITDA, expense reduction and additional operating goals specifically identified by the Committee. The Compensation and Nominating Committee consulted with the Chief Executive Officer and other directors in determining the 2007 individual bonus target amounts and operating goals for the senior executive officers.

Process

Typically in the first quarter of the fiscal year, the Compensation and Nominating Committee approves annual bonus target amounts for the senior executive officers, including the NEOs, for the current fiscal year. In addition, at this meeting, the Compensation and Nominating Committee approves the applicable performance goals (both financial and non-financial) for the senior executive officers, including the NEOs, for the current year. In setting these performance goals, the Compensation and Nominating Committee reviews our annual forecast and budget for the current fiscal year, determines the key corporate objectives and operating goals for the current year (on a company-wide and individual basis) and identifies individual performance objectives for each senior executive officer. The Compensation and Nominating Committee receives input from the Chief Executive Officer and other directors.

Following the filing of our Annual Report on Form 10-K, typically at the March meeting, the Compensation and Nominating Committee determines the bonuses to be paid to the senior executive officers for the prior fiscal year by analyzing the pre-established performance goals (both financial and non-financial), as well as the individual performance objectives, compared against the actual performance results for the prior year. If our actual performance for that year exceeds the performance goals, the amounts granted to participants under the program may exceed the target bonus amount. Any additional bonus beyond a level previously set by the Compensation and Nominating Committee is made at the sole discretion of the Committee. Similarly, if performance falls below specified performance levels, our executives receive bonuses below the target amount, which depending on performance may result in no cash bonuses. The Chief Executive Officer typically provides input and recommendations with respect to the analysis of individual performance objectives and annual bonus amounts for other senior executive officers.

Determining Total 2007 Cash Bonus Opportunity

The Compensation and Nominating Committee, with recommendations from the Chief Executive Officer and other directors set the 2007 annual target bonus opportunity for senior executive officers. Currently and in recent years, the annual target bonus amount has been determined by the Compensation and Nominating Committee based on an absolute dollar amount selected for each senior executive officer. However, in 2007, the Compensation and Nominating Committee also considered target bonus amounts as a percentage of the executive officer’s annual base salary.

In arriving at an applicable dollar amount for senior executive bonuses (other than the Chief Executive Officer) in 2007, the Compensation and Nominating Committee reviewed a competitive market group analysis prepared by the Committee’s independent compensation consultant during 2006 and implemented certain increases designed to align the absolute dollar amount of bonuses based on executive officer functions. The 2006 analysis was based on a review of published compensation surveys that included data for similarly-sized companies in both general industry and the entertainment industry. ECG Advisors, LLC selected and analyzed the survey data with no input from either the Compensation and Nominating Committee or our executive officers. The Compensation and Nominating Committee obtained recommendations from the Chief Executive Officer with respect to the alignment of absolute bonus dollar amounts among executive officer functions. In addition, in February 2008, the Compensation and Nominating Committee also approved the 2008 total bonus opportunities for the NEOs, which are based on similar financial and non-financial performance goals. The following table lists the 2006, 2007 and 2008 target total bonus opportunities for the NEOs:

Name	2006 Total Bonus Opportunity ($)	2007 Total Bonus Opportunity ($)	2008 Total Bonus Opportunity ($)
Michael W. Patrick (1)	$425,000	$425,000	$425,000
Richard B. Hare	$137,500	$150,000	$150,000
Fred W. Van Noy	$125,000	$150,000	$150,000
Lee Champion	$75,000	$100,000	$100,000
Gary F. Krannacker	$75,000	$75,000	$170,050

(1)	Mr. Patrick’s bonus opportunity is set pursuant to the terms of his employment agreement effective as of January 31, 2002.

The Compensation and Nominating Committee allocates a percentage of the annual target bonus opportunity to (i) financial-based performance criteria and (ii) non-financial performance criteria. The percentage allocation between financial and non-financial criteria is determined at the discretion of the Compensation and Nominating Committee, in consultation with the Chief Executive Officer. In 2007, the annual target bonus opportunity was allocated 75% to financial-based performance criteria and 25% to non-financial performance criteria for Messrs. Patrick and Van Noy. The 2007 annual target bonus opportunity for Mr. Hare was allocated 50% to financial-based performance criteria and 50% to non-financial performance criteria. The 2007 annual target bonus opportunity for Mr. Krannacker was allocated 100% to financial-based criteria related to Carmike’s theatre expenses (including items such as advertising, utilities and repairs). The 2007 annual target bonus opportunity for Mr. Champion was allocated 35% to financial-based criteria and 65% to non-financial criteria. These various allocations reflected particular areas of financial and operational focus identified by management, the Compensation and Nominating Committee and the Board of Directors.

The Compensation and Nominating Committee also determined a payout formula: (i) for the financial-based bonuses, based on achieving a target financial metric (such as specified levels of EBITDA or expense reductions); and (ii) for the non-financial based bonuses, based on achieving specific operating goals. The payout formulas are typically weighted by the Compensation and Nominating Committee, with the goal of providing greater incentive for the senior executives to achieve the key performance goals identified by the Committee. As described below, the Compensation and Nominating Committee has also provided for maximum levels of bonus opportunity in connection with the financial-based bonuses and threshold performance obligations which must be met prior to the payment of a bonus.

2007 Financial Performance Goals and Bonus

For 2007, a portion of the financial-based bonus for each NEO, other than Mr. Krannacker, was tied to the achievement of a specified level of bonus EBITDA, or the “2007 Bonus EBITDA Target.” For Mr. Patrick, 100% of his financial-based bonus was tied to the achievement of specified levels of EBITDA. For Messrs. Van Noy, Hare and Champion, 67%, 50% and 43% of their respective financial-based bonuses were tied to the achievement of specified levels of EBITDA. The Compensation and Nominating Committee selected the 2007 Bonus EBITDA Target utilizing Carmike’s 2007 fiscal year forecast and budget, previously approved by the Board of Directors in January 2007. Our bonus EBITDA for 2007 is different from EBITDA (which is defined as earnings before interest, taxes, depreciation and amortization) because we add back franchise and net worth taxes, extraordinary charges or losses, non-cash compensation expenses (including the grant of restricted stock) and restructuring charges, among other items. At the time it was established, the 2007 Bonus EBITDA Target was considered by management and the Board to be achievable, but doing so would require that we achieve the performance set forth in the January 2007 forecast and budget.

In March 2007, the Compensation and Nominating Committee established an EBITDA-based bonus payout scale for these NEOs which:

•

adjusts downward at a defined rate from a 100% payout (if our actual 2007 Bonus EBITDA equaled the 2007 Bonus EBITDA Target) to no payout (if our actual 2007 Bonus EBITDA equaled approximately 89% of the 2007 Bonus EBITDA Target, or lower); or

•

adjusts upward at a defined rate from a 100% payout (if our actual 2007 Bonus EBITDA equaled the 2007 Bonus EBITDA Target) to a 150% payout (if our actual 2007 Bonus EBITDA equaled approximately 111% of the 2007 Bonus EBITDA Target, or higher).

Based on our actual 2007 Bonus EBITDA and the EBITDA-based bonus payout scale described above, the NEOs (excluding Mr. Krannacker) earned none of the EBITDA-based portion of their 2007 financial bonus opportunity.

In addition, Mr. Van Noy was eligible to receive a portion of his 2007 financial-based bonus, equal to 25% of his total 2007 bonus opportunity (or 33% of his financial-based bonus), based on meeting certain levels of capital expenditures and targeted general and administrative expenses during 2007. For 2007, Mr. Van Noy achieved half (or $18,750) of this non-EBITDA financial-based bonus. Similarly, Mr. Hare was eligible to receive a portion of his 2007 financial-based bonus, equal to 25% of his total 2007 bonus opportunity (or 50% of his financial-based bonus), based on meeting certain levels of targeted general and administrative expenses during 2007. For 2007, Mr. Hare achieved none of this non-EBITDA financial-based bonus. Mr. Champion also was eligible to receive a portion of his 2007 financial-based bonus, equal to 20% of his total 2007 bonus opportunity (or 57% of his financial-based bonus), based on meeting certain expense targets during 2007. For 2007, Mr. Champion achieved none of this non-EBITDA financial-based bonus.

The 2007 financial-based bonus amounts earned by the NEOs were as follows:

Name	2007 Financial Bonus Target ($)	Financial Bonus Target as a Percentage of Total 2007 Bonus Opportunity	2007 Financial Bonus Payout ($)	2007 Financial Bonus Payout as a Percentage of 2007 Financial Bonus Target
Michael W. Patrick	318,750	75%	—	—
Richard B. Hare	75,000	50%	—	—
Fred W. Van Noy	112,500	75%	18,750	17%
Lee Champion	35,000	35%	—	—
Gary F. Krannacker	75,000	100%	33,750	45%

2007 Non-Financial Objectives and Bonus

In March 2007, the Compensation and Nominating Committee also approved the non-financial bonus targets for each NEO (other than Mr. Krannacker). These non-financial bonus targets were tied to the achievement of key operating objectives identified by the Compensation and Nominating Committee, including objectives relating to the following:

•	Sarbanes-Oxley Section 404 goals (e.g., reducing the number of material weaknesses in internal control over financial reporting as of December 31, 2007 from two to one);

•	operating goals established by the Audit Committee; and

•	completion of various real estate transactions.

The non-financial goals for these NEOs were assigned a percentage of the total 2007 bonus opportunity, and each goal was assigned a specific performance target, with certain goals not applicable to particular NEOs because of the nature of their responsibilities. At the time they were established, these non-financial goals were considered by management and the Board to be achievable, but achieving them would require better-than-targeted performance.

Based upon the achievement of applicable performance objectives, the NEOs earned the following non-financial bonus amounts:

Name	2007 Non-Financial Bonus Target ($)	Bonus Target as a Percentage of Total 2007 Bonus Opportunity	2007 Non-Financial Bonus Payout ($)	2007 Non-Financial Bonus Payout as a Percentage of 2007 Non-Financial Bonus Target
Michael W. Patrick	106,250	25%	53,125	50%
Richard B. Hare	75,000	50%	56,250	75%
Fred W. Van Noy	37,500	25%	18,750	50%
Lee Champion	65,000	65%	55,625	86%
Gary F. Krannacker	—	—	N/A	N/A

Overall for 2007, the NEOs (excluding Mr. Krannacker) earned an average of 65% of the aggregate non-financial bonus target amount. The presence of a material weaknesses in internal control over financial reporting as of December 31, 2007 led to the largest reduction of the aggregate non-financial bonus payouts for Messrs. Patrick, Hare, Van Noy and Champion.

Total 2007 Bonus Payout

The total 2007 bonuses paid to the NEOs (which equals the sum of the 2007 financial-based bonus and the 2007 non-financial bonus) were as follows:

Name	2007 Total Bonus Opportunity ($)	2007 Total Bonus Payout ($)	2007 Total Bonus Payout as a Percentage of 2007 Total Bonus Opportunity
Michael W. Patrick	425,000	53,125	13%
Richard B. Hare	150,000	56,250	38%
Fred W. Van Noy	150,000	37,500	25%
Lee Champion	100,000	55,625	56%
Gary F. Krannacker	75,000	33,750	45%

Deferred Compensation Program

Carmike has maintained a funded deferred compensation program for a number of its senior executives, including Messrs. Patrick, Hare, Van Noy and Champion, pursuant to which Carmike pays additional cash compensation equal to 10% of the executives’ annual taxable compensation, including equity-based compensation. However, effective July 1, 2007, the Compensation and Nominating Committee amended the program to provide that payments will equal 10% of the executives’ cash salary and actual cash bonus. As a result, equity compensation is no longer included in the base amount. Carmike directs this additional cash compensation first into the participant’s individual retirement account, up to the legal limit, with the remainder directed into a trust. Each senior executive who participates in the deferred compensation program is taxed on the amount contributed on his behalf to his individual retirement account and to the trust. Distributions from the applicable trust are made upon or shortly after normal retirement, disability, death or termination of employment of a participant.

This non-qualified deferred compensation program is designed to provide retirement savings for senior executives which are protected from Carmike’s creditors. The amounts earned during 2007 by Messrs. Patrick, Hare, Van Noy and Champion pursuant to the deferred compensation program are shown below in the Summary Compensation Table and the Deferred Compensation Table.

Mr. Krannacker is not a participant in the deferred compensation program described above, rather Carmike contributed additional cash compensation equal to 5% of his annual taxable cash compensation into his individual retirement account.

Long-Term Incentives

Upon our emergence from Chapter 11 bankruptcy reorganization in January 2002, our Board of Directors approved a new management incentive plan (the “2002 Stock Plan”) and authorized 1,000,000 shares for future issuance. In an effort to retain Carmike’s senior management following emergence from bankruptcy, we granted 780,000 shares of restricted stock to Mr. Patrick (pursuant to his employment agreement) and another 220,000 shares of restricted stock to a group of seven other members of senior management. The 780,000 shares of restricted stock granted to Mr. Patrick vested ratably on January 31, 2005, 2006 and 2007. The 220,000 shares of restricted stock, however, were earned by the other members of senior management as the executive achieved specific performance goals during 2002, 2003 and 2004. The shares of restricted stock earned by senior management during 2002, 2003 and 2004 vested on January 31, 2005, 2006 and 2007, respectively, if, with certain exceptions, the executive remained one of our employees.

As discussed above, from time to time we award equity-based long-term incentives to employees for retention purposes or in connection with hiring new key employees, and do not consider these grants as a component of annual compensation but rather as long-term incentive compensation designed to compensate a senior executive over a three-year period. Therefore, following the vesting of the 2002 Stock Plan awards to senior executives, and in furtherance of our principle on three-year-based long-term incentive equity compensation, the Compensation and Nominating Committee (on April 13, 2007) approved new grants of restricted stock and stock options as described in more detail below.

Our recent equity-based awards have been granted by the Compensation and Nominating Committee pursuant to the 2004 Incentive Stock Plan. The 2004 Incentive Stock Plan was originally approved by our stockholders in May 2004. The primary purpose of the 2004 Incentive Stock Plan is (i) to attract and retain eligible employees and outside directors of Carmike, (ii) to provide an incentive to eligible employees and outside directors to work to increase the value of our Common Stock, and (iii) to provide eligible employees and outside directors with a stake in the future of Carmike which corresponds to the stake of each of our stockholders. The 2004 Incentive Stock Plan is administered by the Compensation and Nominating Committee. Each grant under the 2004 Incentive Stock Plan is evidenced by a certificate that incorporates such terms and conditions as the Compensation and Nominating Committee deems necessary or appropriate. The 2004 Incentive Stock Plan provides for the grant of options to purchase Common Stock, grants of shares of Common Stock, stock units, and stock appreciation rights to certain eligible employees and to outside directors. A description of the effects of a change in control on grants made pursuant to the 2004 Incentive Stock Plan is contained below under the heading “Potential Payments Upon Termination or Change in Control.”

Stock Option Awards

In the years following our reorganization, stock options were generally not a major component of our compensation packages, in part due to the restricted stock grants awarded to senior executives in 2002. For example, prior to April 2007 we had not issued stock options to any of our employees since December 2003. However, the Compensation and Nominating Committee believes that stock option awards can provide a link to company performance and maximizing stockholder value. In consideration of this principle and in connection with the final vesting of the 2002 restricted stock grants in January 2007, the Compensation and Nominating Committee approved (pursuant to the 2004 Incentive Stock Plan) the grant of an aggregate of 260,000 stock options, at an exercise price equal to $25.95 per share, to a group of eight senior executives (including 40,000 stock options to each of Messrs. Patrick, Van Noy, Hare and Champion and 30,000 options to Mr. Krannacker) on April 13, 2007.

The April 13, 2007 stock option grants were specifically meant to enhance stockholder value as one-third of these stock options will vest when we achieve an increase in the trading price of our Common Stock (above the $25.95 exercise price) equal to 25%, 30% and 35%, respectively. Information on past awards to the NEOs is shown in the Outstanding Equity Awards at 2007 Fiscal Year-End Table below.

Restricted Stock Awards

As discussed above, we have used restricted stock awards to provide compensation that promotes our long-term financial interests, by creating both real ownership that encourages senior executives to think and act like stockholders and as a competitive retention and recruitment vehicle. With the exception of the April 2007 grants, our restricted stock awards to senior executives generally vest ratably over a three-year period following the grant. The recipients of restricted stock awards are entitled to receive ordinary cash dividends on and to vote such shares of restricted stock.

On April 13, 2007, the Compensation and Nominating Committee approved (pursuant to the 2004 Incentive Stock Plan) the grant of an aggregate of 156,000 shares of restricted stock to a group of 48 employees (including 10,000 shares of restricted stock to each of Messrs. Patrick, Van Noy, Hare and Champion and 7,500 shares of restricted stock to Mr. Krannacker). Subsequent to these grants, 9,500 shares of restricted stock have been forfeited by certain employees. The remaining 146,500 shares of restricted stock will vest in full on April 13,

2010. Information regarding awards of restricted stock granted in 2007 is contained below in the Summary Compensation Table, the Grants of Plan-Based Awards Table and under the heading “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

Benefits and Perquisites

We provide certain benefits and perquisites to our senior executive officers. Perquisites include the personal use of a company-owned automobile, club membership dues, tax preparation assistance and life and health insurance premiums. Additional information on the aggregate incremental cost to us of providing these benefits and perquisites to the NEOs in 2007 is shown in the Summary Compensation Table below.

Employment Agreement

In connection with our reorganization, we entered into an employment agreement with Michael W. Patrick effective January 31, 2002, that modified and superseded his former employment agreement with us. The employment agreement sets forth Mr. Patrick’s base annual salary, annual bonus and the issuance to him of shares of our Common Stock, among other items. A description of Mr. Patrick’s employment agreement is contained below under the heading “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

Separation Agreements

We have entered into separation agreements with each of Messrs. Van Noy, Hare, Champion and Krannacker. These agreements provide a range of benefits to the executive if we at any time terminate the executive without cause or if the executive resigns for good reason in anticipation of or during the two-year period following a change in control. A description of these agreements is contained below under the heading “Potential Payments Upon Termination or Change in Control.” We have entered into these separation agreements as a means to retain our most senior executives, for such circumstances and in connection with such transactions when their services are most critical, by creating a mechanism that helps to eliminate the uncertainties and concerns which may arise in anticipation of or following a change in control.

Insider Trading Policy

We have implemented a written insider trading compliance policy which includes our policies with respect to stock ownership, retention, hedging, derivatives and margin transactions. We expect our employees, officers and directors not to engage in speculative transactions that are designed to result in profit based on short-term fluctuations in the price of our securities.

Tax Implications of Executive Compensation

Section 162(m) of the Code limits the amount of individual compensation for certain executives that may be deducted by the employer for federal income tax purposes in any one fiscal year to $1 million unless such compensation is “performance-based.” The determination of whether compensation is performance-based depends upon a number of factors, including stockholder approval of the plan under which the compensation is paid, the exercise price at which equity-based awards are granted, the disclosure to and approval by the stockholders of applicable performance standards, the composition of the Compensation and Nominating Committee, and certification by the Committee that performance standards were satisfied. Prior to stockholder approval of the Bonus Program on May 18, 2007, our annual cash incentive compensation for NEOs had not been structured to qualify under Section 162(m); however, going forward our Bonus Program is structured to qualify our annual cash incentive compensation as performance-based.

While the Compensation and Nominating Committee intends to structure annual incentive compensation for our Chief Executive Officer and other executives as performance-based compensation to the extent practicable going forward, the Committee’s primary focus has been, and will continue to be, on compensating our Chief Executive Officer and other executives on a basis which the Committee determines will most likely best serve our long-term business interests. However, the extent to which we can deduct the compensation paid to an executive will only be one of many factors taken into account in making such determination.

Accounting Implications of Executive Compensation

Effective January 1, 2006, we were required to recognize compensation expense of all stock-based awards pursuant to the principles set forth in Statement of Financial Accounting Standards 123(R), Share-based Payment (“FAS 123R”). Consequently, we began recording a compensation expense in our financial statements for stock options granted during fiscal 2006 and thereafter.

Summary

The Compensation and Nominating Committee believes that our compensation strategy has been effective in rewarding executives appropriately, and in attracting and retaining highly qualified key executives. The Compensation and Nominating Committee continues to monitor competitive industry compensation practices and our specific financial and operating goals, and may adopt certain changes to its philosophy and policies in response to changes in industry practice or company goals as it deems desirable or necessary.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)		All Other Compensation($)		Total ($)
Michael W. Patrick President, Chief Executive Officer and Chairman of the Board of Directors	2007 2006	850,000 850,000	(1) (1)	— 238,000	(2)	332,935 3,216,720	(3) (3)	122,707 —	(4)	53,125 125,000	(5) (6)	18,565 36,893	(7) (7)	751,526 762,900	(8)(9) (8)(10)	2,128,858 5,229,513

Richard B. Hare Senior Vice President — Finance, Treasurer and Chief Financial Officer	2007 2006	316,250 211,539		— 130,000	(11)	174,587 97,564	(3) (3)	122,707 —	(4)	56,250 51,563	(5) (6)	794 72	(7) (7)	56,899 104,784	(8)(9) (8)(10)	727,487 595,522

Fred W. Van Noy Senior Vice President and Chief Operating Officer	2007 2006	350,000 325,000		— —		67,967 46,424	(3) (3)	181,250 219,704	(4) (4)	37,500 82,915	(5) (6)	2,547 10,571	(7) (7)	63,983 78,547	(8)(9) (8)(10)	703,247 763,161

Lee Champion Senior Vice President, General Counsel and Secretary	2007 2006	316,250 290,000		— —		64,875 —	(3)	122,707 —	(4)	55,625 28,350	(5) (6)	1,357 773	(7) (7)	36,465 29,468	(8)(9) (8)(10)	597,279 348,591

Gary F. Krannacker Vice President — General Manager Theatre Operations (12)	2007	143,750		—		48,656	(3)	150,573	(4)	33,750	(5)	—		11,579	(8)(13)	388,308

(1)	Mr. Patrick’s base salary is set pursuant to terms of his employment agreement, effective as of January 31, 2002.

(2)	Equals amounts earned by Mr. Patrick in 2006 under a dividend-related bonus agreement, effective as of January 29, 2004, between Carmike and Mr. Patrick. Under this agreement, we agreed to pay Mr. Patrick a bonus in any quarter that we pay a dividend equal to the number of shares remaining to be issued pursuant to Mr. Patrick’s employment agreement multiplied by the quarterly dividend per share for such quarter. The final tranche of 260,000 shares owed to Mr. Patrick, pursuant to his employment agreement, was issued to him on January 31, 2007; therefore, after this date, Mr. Patrick is no longer eligible to receive this dividend-related bonus.

(3)

Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and 2007, as applicable, in accordance with FAS 123R, and thus includes amounts from stock awards granted in and prior to 2006 and 2007. The assumptions made in connection with the valuation of these awards are described in Note 10 to the notes to our consolidated financial statements in our 2007 Annual Report on Form 10-K, Note 12 to the notes to our consolidated financial statements in our 2006 Annual Report on Form 10-K and Note 13 to the notes to our consolidated financial statements in our 2005 Annual Report on Form 10-K, as amended.

(4)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and 2007, as applicable, in accordance with FAS 123R, and thus includes amounts from option awards granted in 2007 and prior to 2006. The assumptions made in connection with the valuation of these awards are described in Note 10 to the notes to our consolidated financial statements in our 2007 Annual Report on Form 10-K, Note 12 to the notes to our consolidated financial statements in our 2006 Annual Report on Form 10-K and Note 13 to the notes to our consolidated financial statements in our 2005 Annual Report on Form 10-K, as amended.

(5)	Equals amounts paid to the NEOs pursuant to our cash Bonus Program comprised of (a) the 2007 financial performance bonus payout and (b) the 2007 non-financial bonus payout described above under the heading “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Cash Bonuses—Annual Executive Bonus Program.”

(6)	Equals amounts paid to the NEOs pursuant to our cash Bonus Program comprised of (a) the 2006 financial performance bonus payout and (b) the 2006 non-financial bonus payout.

(7)	Carmike maintains a deferred compensation program for a number of its senior executives, including Messrs. Patrick, Hare, Van Noy and Champion, pursuant to which it pays additional cash compensation equal to 10% of the executives’ annual taxable compensation, which until July 1, 2007 included equity-based compensation. Carmike directs this additional cash compensation first into the participant’s individual retirement account, up to the legal limit, with the remainder directed into a trust. Distributions from the applicable trust are made upon or shortly after normal retirement, disability, death or termination of employment of a participant. The amounts set forth in the table equal all of the earnings on the assets held in the trust in 2006 and 2007, respectively (not just above-market earnings) and do not include earnings on amounts held in the participants’ individual retirement accounts.

(8)	The amounts set forth in the “All Other Compensation” column include the following perquisites: Mr. Patrick earned $1,806 for 2007 and $1,806 for 2006 for group term life insurance premiums, $671 for 2007 and $701 for 2006 for the personal use of a company-provided automobile and $10,141 for 2007 and $10,108 for 2006 for club membership dues; Mr. Hare earned $420 for 2007 and $420 for 2006 for group term life insurance premiums, $5,758 for 2007 and $54,596 for 2006 for relocation expenses, $4,902 for 2007 and $6,734 for 2006 for the personal use of a company-provided automobile and $5,001 for 2007 and $13,076 for 2006 for club membership dues; Mr. Van Noy earned $966 for 2007 and $630 for 2006 for group term life insurance premiums and $1,533 for 2007 and $1,478 for 2006 for the personal use of a company-provided automobile; Mr. Champion earned $1,806 for 2007 and $1,806 for 2006 for group term life insurance premiums, $1,587 for 2007 and $892 for 2006 for the personal use of a company-provided automobile and $500 for 2006 for club membership dues; and Mr. Krannacker earned $630 for 2007 for group term life insurance premiums and $1,372 for 2007 for the personal use of a company-provided automobile.

(9)	Pursuant to our deferred compensation program in 2007, the applicable NEOs earned the following amounts which are included in the “All Other Compensation” column above: Mr. Patrick $738,908; Mr. Hare $40,818; Mr. Van Noy $61,484; and Mr. Champion $33,072. Mr. Patrick’s amount includes $580,840 earned by Mr. Patrick in 2007 (pursuant to the deferred compensation arrangement) attributable to 260,000 shares of restricted stock which vested on January 31, 2007 pursuant to Mr. Patrick’s employment agreement, effective as of January 31, 2002. The deferred compensation program is discussed further below under the heading “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

(10)	Pursuant to our deferred compensation program in 2006, the applicable NEOs earned the following amounts which are included in the “All Other Compensation” column above: Mr. Patrick $750,285; Mr. Hare $29,958; Mr. Van Noy $76,439; and Mr. Champion $26,270. Mr. Patrick’s amount includes $589,810 earned by Mr. Patrick in 2006 (pursuant to the deferred compensation arrangement) attributable to 260,000 shares of restricted stock which vested on January 31, 2006 pursuant to Mr. Patrick’s employment agreement, effective as of January 31, 2002. The deferred compensation program is discussed further below under the heading “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

(11)	Represents a special $130,000 bonus (including a tax gross-up) awarded to Mr. Hare on August 30, 2006 by the Compensation and Nominating Committee, in consultation with the Audit Committee, in recognition of his efforts during our 2006 financial restatement.

(12)	Mr. Krannacker was not a NEO for the fiscal year ended December 31, 2006; therefore, only information regarding the fiscal year ended December 31, 2007 is provided.

(13)	Includes $9,577 contributed by Carmike as additional cash compensation, equal to 5% of Mr. Krannacker’s annual taxable cash compensation, to his individual retirement account.

Grants of Plan-Based Awards in 2007

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Michael W. Patrick	4/13/07 —	— 53,125	— 425,000	(2)	— 584,375	— —	40,000 —	(3)	— —	10,000 —	(3)	— —	25.95 —	1,297,500 —	(4)
Richard B. Hare	4/13/07 —	— 9,375	— 150,000		— 176,250	— —	40,000 —	(3)	— —	10,000 —	(3)	— —	25.95 —	1,297,500 —	(4)
Fred W. Van Noy	4/13/07 —	— 18,750	— 150,000		— 193,125	— —	40,000 —	(3)	— —	10,000 —	(3)	— —	25.95 —	1,297,500 —	(4)
Lee Champion	4/13/07 —	— 5,000	— 100,000		— 118,750	— —	40,000 —	(3)	— —	10,000 —	(3)	— —	25.95 —	1,297,500 —	(4)
Gary F. Krannacker	4/13/07 —	— 1,406	— 75,000		— 75,000	— —	30,000 —	(3)	— —	7,500 —	(3)	— —	25.95 —	973,125 —	(4)

(1)	Represents threshold, target and maximum award opportunities payable to each NEO pursuant to the 2007 cash Bonus Program discussed above under the heading “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Cash Bonuses—Annual Executive Bonus Program.” The amounts presented include both the possible 2007 financial-based bonus opportunity and the possible 2007 non-financial bonus opportunity.

(2)	The target amount of Mr. Patrick’s 2007 bonus opportunity is set pursuant to the terms of his employment agreement effective as of January 31, 2002.

(3)	On April 13, 2007, the Compensation and Nominating Committee awarded 10,000 shares of restricted stock and options to purchase 40,000 shares of Common Stock to Messrs. Patrick, Hare, Van Noy and Champion as well as 7,500 shares of restricted stock and options to purchase 30,000 shares of Common Stock to Mr. Krannacker. The shares of restricted stock will fully vest on April 13, 2010. One-third of the options will vest when we achieve an increase in the trading price of our Common Stock (above the $25.95 exercise price) equal to 25%, 30% and 35%, respectively.

(4)	In accordance with FAS 123R, the fair market value of the award on the date of grant is calculated using the closing price on the date of grant as reported on the NASDAQ Global Market.

Narrative Disclosure to Summary Compensation Table and

Grants of Plan Based-Awards Table

Michael W. Patrick Employment Agreement

In connection with our reorganization, we entered into an employment agreement with Michael W. Patrick effective January 31, 2002 that modified and superseded his former employment agreement with us. The five-year agreement provides for a base annual salary of $850,000 per year plus, if certain performance targets are achieved, an annual bonus of up to 50% of his base salary for the year in which the targets are achieved. Pursuant to the provisions of the employment agreement, the term is extended on December 31 of each year for one additional year unless either party has given notice during the 30 days preceding such date of that party’s intention not to extend the agreement. During December 2007, Carmike provided notice of its intention not to extend the agreement and therefore the agreement will expire on January 31, 2012.

The agreement further provides that, on each of the third, fourth, and fifth anniversary dates of January 31, 2002, we shall issue and/or deliver to Mr. Patrick the number of shares of our Common Stock that would be equivalent to 260,000 shares of our Common Stock if such stock had been issued and owned continuously from January 31, 2002 (780,000 total shares). The first installment of 260,000 shares was delivered on January 31, 2005, the second installment of 260,000 shares was delivered on January 31, 2006, and the third installment of 260,000 shares was delivered on January 31, 2007. The shares were issued under the 2002 Stock Plan. We have no further obligations to issue stock to Mr. Patrick under this agreement.

Mr. Patrick’s employment agreement also contains provisions regarding payments upon a termination or change in control. A description of these provisions is contained below under the heading “Potential Payments Upon Termination or Change in Control.”

Equity-Based Awards

On April 13, 2007, the Compensation and Nominating Committee approved (pursuant to the 2004 Incentive Stock Plan) the grant of an aggregate of 156,000 shares of restricted stock to a group of 48 employees (including 10,000 shares of restricted stock to each of Messrs. Patrick, Van Noy, Hare and Champion and 7,500 shares of restricted stock to Mr. Krannacker). Subsequent to these grants, 9,500 shares of restricted stock have been forfeited by certain employees. The remaining 146,500 shares of restricted stock will vest in full on April 13, 2010. The recipients of restricted stock awards are entitled to receive ordinary cash dividends on and to vote such shares of restricted stock.

On April 13, 2007, the Compensation and Nominating Committee approved (pursuant to the 2004 Incentive Stock Plan) the grant of an aggregate of 260,000 stock options, at an exercise price equal to $25.95 per share, to a group of eight senior executives (including 40,000 stock options to each of Messrs. Patrick, Van Noy, Hare and Champion and 30,000 stock options to Mr. Krannacker). The April 13, 2007 stock option grants were specifically meant to enhance stockholder value as one-third of these stock options will vest when we achieve an increase in the trading price of our Common Stock (above the $25.95 exercise price) equal to 25%, 30% and 35%, respectively. The fair value of these options was estimated on the grant date using a Monte Carlo simulation model. The model generates the fair value of the award at the grant date and compensation expense is not subsequently adjusted for the number of shares that are ultimately vested. The assumptions used in estimating fair value of these options can be found in Note 10 to the notes to our consolidated financial statements in our 2007 Annual Report on Form 10-K. The grant date fair value of the awards is provided in the Grants of Plan-Based Awards Table above.

Deferred Compensation Program

As discussed above under the heading “Compensation Discussion and Analysis—Components of Executive Compensation—Deferred Compensation Program,” we maintain a funded deferred compensation program for a number of our senior executives, including the Messrs. Patrick, Hare, Van Noy and Champion, pursuant to which we pay additional cash compensation equal to 10% of the executives’ annual taxable compensation, including equity-based compensation. However, effective July 1, 2007, the Compensation and Nominating Committee amended the program to provide that payments will equal 10% of the executive’s cash salary and actual cash bonus. As a result, equity compensation is no longer included in the base amount. We direct this additional cash compensation first into the participant’s individual retirement account, up to the legal limit, with the remainder directed into a trust. This additional cash compensation is included in each participant’s taxable income for the year in which it is paid. Distributions from the applicable trust are made upon or shortly after normal retirement, disability, death or termination of employment of a participant.

Amounts earned by Messrs. Patrick, Hare, Van Noy and Champion during 2007 are set forth above in the Summary Compensation Table in the “All Other Compensation” column and in the Nonqualified Deferred Compensation Table below.

Mr. Krannacker is not a participant in the deferred compensation program described above, rather Carmike contributed additional cash compensation equal to 5% of his annual taxable cash compensation into his individual retirement account.

Outstanding Equity Awards at 2007 Fiscal Year-End

	Option Awards						Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael W. Patrick	—	—	40,000	(5)	25.95	4/13/17	10,000	(4)	72,600	—	—
Richard B. Hare	— — — —	— — — —	40,000 — — —	(5)	25.95 — — —	4/13/17 — — —	— 5,000 3,334 10,000	(2) (3) (4)	— 36,300 24,205 72,600	— — — —	— — — —
Fred W. Van Noy	50,000 35,000 — —	— — — —	— — 40,000 —	(5)	21.79 35.63 25.95 —	3/7/13 12/18/13 4/13/17 —	— — — 10,000	(4)	— — — 72,600	— — — —	— — — —
Lee Champion	— —	— —	40,000 —	(5)	25.95 —	4/13/17 —	— 10,000	(4)	— 72,600	— —	— —
Gary F. Krannacker	35,000 —	— —	— 30,000	(5)	35.63 25.95	12/18/13 4/13/17	7,500 —	(4)	54,450 —	— —	— —

(1)	The aggregate market value of shares of restricted stock is determined by multiplying the number of unvested shares of restricted stock by the closing market price for our Common Stock on December 31, 2007 of $7.26.

(2)	One half of these shares will vest on each of March 27, 2008 and 2009.

(3)	1,666 of these shares will vest on August 30, 2008 and 1,668 of these shares will vest on August 30, 2009.

(4)	These shares of restricted stock will vest on April 13, 2010.

(5)	One-third of these stock options will vest when Carmike achieves an increase in the trading price of its Common Stock (above the $25.95 exercise price) equal to 25%, 30% and 35%, respectively.

Option Exercises and Stock Vested

For the Fiscal Year Ended December 31, 2007

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Michael W. Patrick	—	—	260,000	(1)		$5,808,400	(4)
Richard B. Hare	— —	— —	2,500 1,666	(2) (3)	$ $	58,000 26,373	(5) (6)
Fred W. Van Noy	—	—	8,000	(1)		$178,720	(4)
Lee Champion	—	—	—			—
Gary F. Krannacker	—	—	—			—

(1)	Shares of restricted stock vested on January 31, 2007.

(2)	Shares of restricted stock vested on March 27, 2007.

(3)	Shares of restricted stock vested on August 30, 2007.

(4)	The value is calculated by multiplying the number of shares of restricted stock by the closing market price for our Common Stock on January 31, 2007, the vesting date, of $22.34.

(5)	The value is calculated by multiplying the number of shares of restricted stock by the closing market price for our Common Stock on March 27, 2007, the vesting date, of $23.20.

(6)	The value is calculated by multiplying the number of shares of restricted stock by the closing market price for our Common Stock on August 30, 2007, the vesting date, of $15.83.

Nonqualified Deferred Compensation

Carmike has maintained a funded deferred compensation program for a number of its senior executives, including Messrs. Patrick, Hare, Van Noy and Champion, pursuant to which Carmike pays additional cash compensation equal to 10% of the executives’ annual taxable compensation, including equity-based compensation. However, effective July 1, 2007, the Compensation and Nominating Committee amended the program to provide that payments will equal 10% of the executives’ cash salary and actual cash bonus. As a result, equity compensation is no longer included in the base amount.

We direct this additional cash compensation first into the participant’s individual retirement account, up to the legal limit, with the remainder directed into a trust. This additional cash compensation is included in each participant’s taxable income for the year in which it is paid. Distributions from the applicable trust are made upon or shortly after normal retirement, disability, death or termination of employment of a participant.

Mr. Krannacker is not a participant in the deferred compensation program described above, rather Carmike contributed additional cash compensation equal to 5% of his annual taxable cash compensation into his individual retirement account.

Name	Executive Contributions in Last FY ($)	Registrant Contributions Earned in Last FY ($) (1)		Aggregate Earnings on all Assets Held in Trust During Last FY ($) (2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance of all Assets Held in Trust at Last FYE ($) (3)
Michael W. Patrick	—	738,908	(4)	18,565	—	1,290,367
Richard B. Hare	—	40,818	(5)	794	—	44,311
Fred W. Van Noy	—	61,484	(6)	2,547	—	332,122
Lee Champion	—	33,072	(7)	1,357	—	54,483
Gary F. Krannacker	—	9,577	(8)	N/A	N/A	N/A

(1)	These amounts are also included in the “All Other Compensation” column of the Summary Compensation Table.

(2)	The trustee invests the trust assets in securities and other property in its discretion, considering the probable income from and safety of such investments. The amounts set forth in this column equal the earnings on the assets held in the trust during 2007. These amounts are also included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table. The earnings on all assets held in trust set forth in this column do not include earnings on amounts in the NEO’s individual retirement account.

(3)	The aggregate balance of all assets held in trust set forth in this column does not include amounts held in the NEO’s individual retirement account.

(4)	Mr. Patrick earned $738,908 under the deferred compensation arrangement in 2007 attributable to additional cash compensation equal to 10% of his 2007 base salary, annual cash bonus, dividend-related cash bonus and the 260,000 shares of restricted stock which vested on January 31, 2007.

(5)	Mr. Hare earned $40,818 under the deferred compensation arrangement in 2007 attributable to additional cash compensation equal to 10% of his 2007 base salary, annual cash bonus and the 2,500 shares of restricted stock which vested on March 27, 2007.

(6)	Mr. Van Noy earned $61,484 under the deferred compensation arrangement in 2007 attributable to additional cash compensation equal to 10% of his 2007 base salary and annual cash bonus.

(7)	Mr. Champion earned $33,072 under the deferred compensation arrangement in 2007 attributable to additional cash compensation equal to 10% of his 2007 base salary and annual cash bonus.

(8)	Carmike contributed $9,577 as additional cash compensation, equal to 5% of Mr. Krannacker’s annual taxable cash compensation, to his individual retirement account.

Potential Payments upon Termination or Change in Control

The discussion below describes the amounts payable to the NEOs in the event of a termination of the executive’s employment. The amounts shown assume that such termination was effective as of December 31, 2006, and thus include amounts earned through such time and are estimates of the amounts which would be paid to the executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s separation from us. Other than as described below, we have not agreed to pay any other amounts or to provide any other benefits to the NEOs upon termination of their employment with us, including following retirement or voluntary termination.

Michael W. Patrick Employment Agreement

We entered into an employment agreement with Michael W. Patrick, our President, Chief Executive Officer and Chairman of the Board of Directors, as of January 31, 2002 (the “Patrick Employment Agreement”). The five-year agreement provides for a base annual salary of $850,000 per year plus, if certain performance targets are achieved, an annual bonus of up to 50% of his base salary for the year in which the targets are achieved. Pursuant to the provisions of the Patrick Employment Agreement, the term is extended on December 31 of each year for one additional year unless either party has given notice during the 30 days preceding such date of that party’s intention not to extend the agreement. During December 2007, Carmike provided notice of its intention not to extend the Patrick Employment Agreement and therefore the agreement will expire on January 31, 2012 (the “Employment Period”).

Payments Made Upon Termination Without Cause or Resignation for Good Reason

If Mr. Patrick is terminated without cause (which is defined as “willful malfeasance”), or if he resigns for good reason (as defined below), he is entitled to a lump sum payment equal to his base salary and target bonus for the year of his termination of employment multiplied by the number of full and partial years remaining in the Employment Period. Based on Mr. Patrick’s 2007 base salary and target bonus amounts, he would have been entitled to a lump sum severance payment of $5,206,250 if he were terminated without cause or resigned for good reason on December 31, 2007. In addition, Mr. Patrick is eligible for continued participation in our welfare benefit plans for the remainder of the Employment Period or payment sufficient to enable Mr. Patrick to purchase comparable coverage. Assuming Mr. Patrick participated in our welfare benefit plans following his termination without cause or resignation for good reason on December 31, 2007 and continued for the remainder of the Employment Period, we would incur expenses of approximately $78,008.

Payments Made Upon Death

If Mr. Patrick dies during the Employment Period, we will pay his surviving spouse, or such other person as he may designate, the sum of one year’s base salary, to be paid monthly for 12 months following the date of his death. Assuming Mr. Patrick died on December 31, 2007, we would make 12 monthly payments to Mr. Patrick’s beneficiary in the aggregate amount of $850,000.

Payments Upon a Termination Without Cause or Resignation for Good Reason Following a Change in Control

The Patrick Employment Agreement provides that in the event we undergo a change in control (as defined below), the agreement shall, in order to help to eliminate the uncertainties and concerns which may arise at such time, be automatically extended for a period of five years, beginning on the first day of the month during which such change in control occurs, upon all the same terms and provisions contained in the agreement. Therefore, based on Mr. Patrick’s 2007 salary and target bonus, and assuming the Patrick Employment Agreement would be extended to January 31, 2017, he would be entitled to a lump sum severance payment of $11,581,250 upon termination of his employment without cause by us or for good reason by Mr. Patrick following an assumed change in control as of December 31, 2007.

Assuming Mr. Patrick participated in our welfare benefit plans following a termination upon an assumed change in control, as of December 31, 2007, (which continued for the remainder of the Employment Period) we would incur expenses of approximately $173,528.

In addition, if Mr. Patrick is terminated by us during the term of the Patrick Employment Agreement following a change in control, he is not required to seek other employment or attempt in any way to reduce the amounts payable to him. We have also agreed that the amount of any payment or benefit to Mr. Patrick shall not be reduced by any compensation earned by him as a result of his employment by another employer, by any retirement benefits or by our attempt to offset any amount claimed to be owed by him to us or otherwise.

Taxes

The Patrick Employment Agreement does not contain a tax gross-up for “parachute” excise tax under § 280G and § 4999 of the Code.

Key Definitions

The Patrick Employment Agreement defines “change in control” to mean:

•

any person or group other than a signatory to the Stockholders Agreement, dated January 31, 2002 (before such agreement expired) (the “Stockholders Agreement”), becomes the beneficial owner of 50% or more of the combined voting power of our stock;

•

a breach of the Stockholders Agreement which results in either (a) the removal of Mr. Patrick, Carl L. Patrick, Jr. or the independent director designated by Mr. Patrick from the Board of Directors or (b) a reduction in the percentage voting power of Mr. Patrick, Carl L. Patrick, Jr., or the independent director designated by Mr. Patrick;

•	our stockholders approve a merger in which we are not the surviving company;

•	our stockholders approve a sale of substantially all of our assets;

•	our stockholders approve the complete liquidation or dissolution of us; or

•	we combine with any other company and following the combination, our stockholders have less than 50% of the voting stock of the combined company.

An acquisition of 50% or more of our voting stock by a signatory to the Stockholders Agreement will be a change in control if Mr. Patrick gives us notice that good reason has occurred after the transaction in which a signatory becomes the beneficial owner of 50% or more of the combined voting power of our stock. A bankruptcy under Chapter 11 is not a change in control.

The Patrick Employment Agreement defines “good reason” to mean the occurrence of any one or more of the following events:

•

any breach by us of the terms and conditions of the Patrick Employment Agreement, or any extensions, affecting Mr. Patrick’s salary and bonus compensation, employee benefits, stock awards or the loss of any of his titles or positions with us;

•	a significant diminution of his duties and responsibilities;

•	the assignment to him of any duties inconsistent with his duties and responsibilities existing at the time of a change in control;

•	any purported termination of his employment by us other than as permitted by the Patrick Employment Agreement;

•	the relocation of our principal office or his own office to any place outside an area which is within 25 miles of our current principal office in Columbus, Georgia; or

•

the failure of any of our successors to expressly assume and agree to discharge our obligations to him under the Patrick Employment Agreement or any extensions, in form and substance satisfactory to him.

A bankruptcy under Chapter 11 is not considered good reason.

Restrictive Covenants

Mr. Patrick has agreed, that for a period of two years following the cessation of his employment for any reason, he will not:

•	directly or indirectly divulge or make use of any confidential information or trade secrets belonging to us, so long as the information remains a trade secret or remains confidential;

•	compete with us (within the 36 states listed in the Patrick Employment Agreement) by performing activities of the type performed by him within one year prior to his termination;

•	perform activities of the type which in the ordinary course of business would involve the utilization of confidential information or trade secrets protected from disclosure;

•

directly or indirectly solicit or attempt to solicit any business in competition with us from any of our customers or vendors with whom he had material contact during the last year of his employment with us; and

•	directly or indirectly solicit or attempt to solicit any of our employees for the purpose of encouraging, enticing, or causing the employee to terminate employment with us.

Separation Agreements

In 2003, we entered into a separation agreement with Fred W. Van Noy, our Senior Vice President and Chief Operating Officer, and in 2007 we entered into separation agreements with Richard B. Hare, our Senior Vice President—Finance, Treasurer and Chief Financial Officer, Lee Champion, our Senior Vice President, General Counsel and Secretary, and Gary F. Krannacker, our Vice President—General Manager Operations (the “Separation Agreements”). For purposes of the following description, we refer to Messrs. Van Noy, Hare, Champion and Krannacker as the “executives.”

Payments Made Upon Termination Without Cause or Resignation for Good Reason

If we at any time terminate the executive without cause (as defined below) or if he resigns for good reason (as defined below) either in anticipation of a change in control (as defined below) or within two years after a change in control, he will be entitled to a severance payment equal to two times his base salary, which will be paid in 24 equal monthly installments following his termination of employment. The base salary amount to be used in calculating the severance payment equals the base salary amount in effect on the day before his employment terminates or, if higher, his highest base salary which was in effect on any date in the one-year period ending on the date his employment terminates.

In addition, all of his options will become exercisable as of the date his employment terminates and remain outstanding for the term of the option, in the case of Mr. Van Noy, or for 90 days, in the case of Messrs. Hare, Champion and Krannacker, as if no termination of employment had occurred. All of the restrictions on any restricted stock granted to the executive shall expire, and the executive’s restricted stock shall become non-forfeitable as of his termination of employment. Finally, each executive shall be entitled to continued welfare benefits for two years following his termination of employment.

Based on Messrs. Van Noy’s, Hare’s, Champion’s and Krannacker’s 2007 base salaries, if on December 31, 2007, they were terminated without cause or resigned for good reason either in anticipation of a change in control or within two years after a change in control, they would have been entitled to severance payable over two years equal to $700,000, $632,500, $632,500 and $287,500, respectively. In addition, assuming Messrs. Van Noy, Hare, Krannacker and Champion continue to receive welfare benefits for such two-year period, we would incur expenses of approximately $37,522, $36,030, $27,938 and $35,410 respectively, for such benefits.

Messrs. Van Noy, Hare and Champion each also hold options to purchase 40,000 shares of our Common Stock for $25.95 per share. Mr. Krannacker holds options to purchase 30,000 shares of our Common Stock for $25.95 per share. One-third of these stock options will vest when Carmike achieves an increase in the trading price of its Common Stock over the grant date price of $25.95 per share equal to 25%, 30% and 35% respectively. If, prior to December 31, 2007, Messrs. Van Noy, Hare and Champion were terminated without cause or resigned for good reason, either in anticipation of a change in control or within two years after a change in control, the options would become immediately exercisable. As of December 31, 2007, the $25.95 exercise price for the accelerated options, would have exceeded the closing market price of our Common Stock of $7.26 on December 31, 2007.

Taxes

If Mr. Van Noy is subject to a “parachute” excise tax under § 280G or § 4999 of the Code, then he agrees to waive up to $10,000 otherwise owed to him in order to avoid excise tax. If more than $10,000 would need to be waived to avoid such excise tax, then Carmike agrees to provide a gross-up payment for him. Assuming Mr. Van Noy was terminated as of December 31, 2007, he would not have been entitled to gross-up payments because he would not have been subject to a “parachute” excise tax under § 280G or § 4999 of the Code.

The separation agreements with Messrs. Hare, Champion and Krannacker do not contain a tax gross-up.

Key Definitions

During the two-year period following a change in control, the Separation Agreements define “cause” to mean:

•

the executive is convicted of, pleads guilty to, or confesses or otherwise admits to any felony or any act of fraud, misappropriation or embezzlement or the executive otherwise engages in a fraudulent act or course of conduct which has a material and adverse effect on us;

•

there is any act or omission by the executive involving malfeasance or gross negligence in the performance of his duties and responsibilities, or the exercise of his powers as an executive, where such act or omission actually has a material and adverse effect on our business;

•	the executive breaches any of the restrictive covenants described below and such breach has a material and adverse effect on us; or

•	the executive violates any provision of our code of conduct if the consequence to such violation clearly would have been a termination of an employee by us.

Prior to a change in control or after the two-year period following a change in control, the Separation Agreements define “cause” to mean:

•

the executive is convicted of, pleads guilty to, or confesses or otherwise admits to any felony or any act of fraud, misappropriation or embezzlement or the executive otherwise engages in a fraudulent act or course of conduct;

•

there is any act or omission by the executive involving malfeasance or negligence in the performance of his duties and responsibilities, or the exercise of his powers as an executive, where such act or omission is reasonably likely to materially and adversely affect on our business;

•	the executive breaches any of the restrictive covenants described below; or

•	the executive violates any provision of our code of conduct if the consequence to such violation ordinarily would be a termination of the employee by us.

The Separation Agreements define “change in control” to mean:

•	a change in control within the meaning of Section 14(a) of the Exchange Act;

•

any person or group (provided further, in the case of Mr. Van Noy’s agreement, that such person is not a signatory to the Stockholders Agreement or a person or group which acquires stock in a transaction with a signatory to the Stockholders Agreement) becomes the beneficial owner of 45% or more of the combined voting power of our Common Stock;

•	a majority of our Board of Directors is replaced within a two-year period by directors not approved by 2/3 of the existing Board;

•	our stockholders approve a merger in which we are not the surviving company;

•	our stockholders approve a sale of 50% or more of our assets or business;

•	our stockholders approve the dissolution or liquidation of us; or

•

we combine with another company unless following the combination, our stockholders have more than 60% of the common stock of the combined company in substantially the same proportions in which they owned our stock.

During the two-year period following a change in control, the Separation Agreements define “good reason” to mean:

•	a reduction in the executive’s base salary or a reduction in the executive’s combined opportunity to receive any incentive compensation and bonuses;

•

a reduction in the scope, importance or prestige of the executive’s duties, responsibilities or authority (other than as a result of a mere change in the executive’s title if such change in title is consistent with our organizational structure following a change in control);

•

the transfer of the executive’s primary work site from the executive’s primary work site as of the date of the change in control to a new primary work site which is more than 10 miles from the executive’s then current primary work site (with certain exceptions); or

•

we fail to continue to provide the executive the health and welfare benefits, deferred compensation benefits, executive perquisites and stock option and restricted stock grants that are in the aggregate comparable in value to those provided to the executive immediately prior to the change in control.

Restrictive Covenants

For a period of two years following termination, the executives have agreed not to:

•

for purposes of competing with us, solicit or seek to solicit any of our suppliers with whom the executive had a personal business interaction, at any time during the two years prior to the termination of the executive’s employment;

•

employ or seek to employ any Carmike employee serving in an executive, managerial, or supervisory capacity during the term of the executive’s employment, with whom the executive had business dealings during the two years prior to the termination of the executive’s employment, unless such employee has ceased to be employed by us for a period of at least one year;

•	use or disclose any trade secret that the executive may have acquired during the term of his employment for so long as such information remains a trade secret; or

•	use or disclose any confidential or proprietary information that the executive may have acquired during the term of, in the course of, or as a result of his employment.

If we breach our obligations to an executive under his Separation Agreement, the period for these restrictive covenants will be shortened to one year following termination.

2004 Incentive Stock Plan

Under the 2004 Incentive Stock Plan, our employees, directors and consultants are eligible to receive equity-based awards including incentive stock options, non-incentive stock options, stock appreciation rights, stock grants and stock units.

Under the 2004 Incentive Stock Plan, as of the effective date of a change in control (as defined below), all options and all stock appreciation rights become exercisable, and all stock grants and stock unit grants vest. If required in the agreement effecting a change in control, the Board of Directors can cancel all options, stock appreciation rights, stock grants or stock unit grants after providing holders a reasonable period to exercise options and stock appreciation rights and to take any action necessary to receive stock subject to stock grants or cash payable under stock unit grants. However, any grant subject to a performance goal shall vest only to the extent of such performance goal unless the performance goal has been exceeded, and then it will vest to the extent the goal has been exceeded.

Currently, the 10,000 shares of restricted stock and the options to purchase 40,000 shares of our Common Stock for $25.95 granted on April 13, 2007 to Mr. Patrick represent his only outstanding unvested stock grants or options under the 2004 Incentive Stock Plan. Assuming a change in control occurred as of December 31, 2007, Mr. Patrick would have become immediately vested in all of the 10,000 shares of restricted stock and 40,000 options. The value of Mr. Patrick’s 10,000 shares of restricted stock as of December 31, 2007 would have been $72,600. As of December 31, 2007, the exercise price of $25.95 per share for the 40,000 accelerated options would have exceeded the closing market price of our Common Stock of $7.26 on December 31, 2007.

Currently, the 18,334 shares of restricted stock (5,000 granted on March 31, 2006, 3,334 granted on August 30, 2006 and 10,000 granted on April 13, 2007) and the options to purchase 40,000 shares of our Common Stock for $25.95 granted on April 13, 2007 to Mr. Hare represent his only outstanding unvested stock grants or options under the 2004 Incentive Stock Plan. Assuming a change in control occurred as of December 31, 2007, Mr. Hare would have become immediately vested in all of the 18,334 shares of restricted stock and 40,000 options. The value of Mr. Hare’s 18,334 shares of restricted stock as of December 31, 2007 would have been $133,105. As of December 31, 2007, the exercise price of $25.95 per share for the 40,000 accelerated options would have exceeded the closing market price of our Common Stock of $7.26 on December 31, 2007.

Currently, the 10,000 shares of restricted stock and the options to purchase 40,000 shares of our Common Stock for $25.95 granted on April 13, 2007 to Mr. Van Noy represent his only outstanding unvested stock grants or options under the 2004 Incentive Stock Plan. Assuming a change in control occurred as of December 31, 2007, Mr. Van Noy would have become immediately vested in all of the 10,000 shares of restricted stock and 40,000 options. The value of Mr. Van Noy’s 10,000 shares of restricted stock as of December 31, 2007 would have been $72,600. As of December 31, 2007, the exercise price of $25.95 per share for the 40,000 accelerated options would have exceeded the closing market price of our Common Stock of $7.26 on December 31, 2007.

Currently, the 10,000 shares of restricted stock and the options to purchase 40,000 shares of our Common Stock for $25.95 granted on April 13, 2007 to Mr. Champion represent his only outstanding unvested stock grants or options. Assuming a change in control occurred as of December 31, 2007, Mr. Champion would have become immediately vested in all of the 10,000 shares of restricted stock and 40,000 options. The value of Mr. Champion’s 10,000 shares of restricted stock as of December 31, 2007 would have been $72,600. As of December 31, 2007, the exercise price of $25.95 per share for the 40,000 accelerated options would have exceeded the closing market price of our Common Stock of $7.26 on December 31, 2007.

Currently, the 7,500 shares of restricted stock and the options to purchase 30,000 shares of our Common Stock for $25.95 granted on April 13, 2007 to Mr. Krannacker represent his only outstanding unvested stock grants or options. Assuming a change in control occurred as of December 31, 2007, Mr. Krannacker would have become immediately vested in all of the 7,500 shares of restricted stock and 30,000 options. The value of Mr. Krannacker’s 7,500 shares of restricted stock as of December 31, 2007 would have been $54,450. As of December 31, 2007, the exercise price of $25.95 per share for the 30,000 accelerated options would have exceeded the closing market price of our Common Stock of $7.26 on December 31, 2007.

Additional information regarding these grants can be found in the Outstanding Equity Awards at 2007 Fiscal Year-End Table above.

Under the 2004 Incentive Stock Plan, a “change in control” means:

•	a change in control within the meaning of Section 14(a) of the Exchange Act;

•	the acquisition by any person of 30% or more of the voting power for election of Carmike’s directors;

•	the incumbent members of Carmike’s Board of Directors, or their approved successors, ceasing to be a majority of the Board of Directors during any period of two years or less;

•	a reorganization, merger, consolidation or share exchange approved by Carmike stockholders whereby Carmike Common Stock is converted into or exchanged for the stock of another corporation;

•	a sale or disposition of 50% or more of the assets of Carmike;

•

a reorganization, merger, consolidation or share exchange approved by Carmike stockholders, unless Carmike stockholders control the resulting company and retain, with respect to other Carmike stockholders, substantially the same proportion of share ownership that they had in Carmike; the approval by stockholders of a complete liquidation or dissolution of Carmike;

•	the approval by stockholders of a complete liquidation or dissolution of Carmike; or

•	any other event the Compensation and Nominating Committee determines is a change in control.

Provided, however, that if the acquisition of 30% or more of the voting power described above is by a person who was a signatory to the stockholders’ agreement, dated as of January 31, 2002, by and among certain stockholders of Carmike and results from a transaction with one, or more than one, other person who was also a signatory to such stockholders’ agreement before such stockholders’ agreement expired, such acquisition shall not constitute a change in control.

Deferred Compensation Program

As described previously, Carmike has maintained a funded deferred compensation program for a number of its senior executives, including Messrs. Patrick, Hare, Van Noy and Champion, pursuant to which Carmike pays additional cash compensation equal to 10% of the executives’ annual taxable compensation, including equity-based compensation. However, effective July 1, 2007, the Compensation and Nominating Committee amended the program to provide that payments will equal 10% of the executives’ cash salary and actual cash bonus. As a result, equity compensation is no longer included in the base amount. We direct this additional cash compensation first into the participant’s individual retirement account, up to the legal limit, with the remainder directed into a trust. This additional cash compensation is included in each participant’s taxable income for the year in which it is paid.

The deferred compensation agreements for these executives are not affected in any way by a change in control of Carmike. A successor to Carmike will be obligated to continue making payments under the deferred compensation agreements until the earlier of an executive’s termination of employment or the date on which the executive is eligible for payment from the trust under the executive’s agreement. An executive, or his beneficiary, is eligible for payment from the trust upon his death, disability or reaching age 70; however, the executive may also make an election to commence distributions after age 60 but before age 70.

Information regarding the amounts earned by Messrs. Patrick, Hare, Van Noy and Champion during 2007 and the aggregate balance of all assets held in trust as of December 31, 2007 are set forth above in the Summary Compensation Table in the “All Other Compensation” column and in the Nonqualified Deferred Compensation Table.

COMPENSATION OF DIRECTORS

During fiscal year 2007, our non-employee directors received annual cash compensation consisting of a $30,000 retainer and $1,000 per-meeting for participation in meetings of the Board of Directors and its committees. Members of the Audit Committee (other than the chairman) received a retainer of $7,500 and the Chairman of the Audit Committee received a $12,500 retainer. The Chairman of the Compensation and Nominating Committee received a $7,500 retainer. Our lead independent director received an annual retainer of $7,500. Our employees do not receive any additional compensation for serving on the Board of Directors.

Our non-employee directors also receive annual equity compensation consisting of 2,500 restricted shares of our Common Stock issued at each annual meeting of stockholders and vesting in full at our next annual meeting of stockholders. We also provide our non-employee directors a one-time grant of options to purchase 5,000 shares of our Common Stock upon their initial election to the Board of Directors. Our policy of granting options to new non-employee directors was generally approved by the Board of Directors in connection with the establishment of our overall non-employee director compensation package and thus the specific grant of any such options to new non-employee directors occurs automatically on the date of such director’s initial election to the Board. In addition, the option exercise price has been equal to or higher than the closing price of our Common Stock on the NASDAQ Global Market on the grant date.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Alan J. Hirschfield (3)	58,500	74,229	132,729
S. David Passman III (4)	73,000	74,229	147,229
Carl L. Patrick, Jr.	40,000	74,229	114,229
Roland C. Smith (5)	52,500	74,229	126,729
Patricia A. Wilson	65,500	74,229	139,729
Kevin D. Katari (6)	41,000	74,229	115,229

(1)	Michael W. Patrick, our President, Chief Executive Officer and Chairman of the Board of Directors, and Fred W. Van Noy, our Senior Vice President and Chief Operating Officer, are not included in this table as they are employees of Carmike and thus receive no compensation for their services as directors. The compensation received by Messrs. Patrick and Van Noy as our employees are shown in the Summary Compensation Table above.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123R, and thus includes amounts from stock awards granted in and prior to 2007. As of December 31, 2007, each director has outstanding 2,500 unvested shares of restricted stock, which will vest at our 2008 Annual Meeting of Stockholders. The grant date fair value of each award of 2,500 shares of restricted stock, computed in accordance with FAS 123R, equals $64,250. (In accordance with FAS 123R, the fair market value of the award on the date of grant is calculated using the closing price on the date of grant as reported on the NASDAQ Global Market.) The assumptions made in connection with the valuation of these awards are described in Note 10 to the notes to our consolidated financial statements in our 2007 Annual Report on Form 10-K.

(3)	Mr. Hirschfield was the Chairman of the Audit Committee during 2007.

(4)	Mr. Passman is the lead independent director.

(5)	Mr. Smith is the Chairman of the Compensation and Nominating Committee.

(6)	Mr. Katari will not stand for re-election to the Board of Directors at the Annual Meeting.

COMPENSATION COMMITTEE REPORT

The Compensation and Nominating Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement for the 2008 Annual Meeting of Stockholders and, based on this review and these discussions with management, the Compensation and Nominating Committee has recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this Proxy Statement for the 2008 Annual Meeting of Stockholders for filing with the SEC.

By the Compensation and Nominating Committee:	Roland C. Smith, Chairman
Kevin D. Katari
S. David Passman III
Patricia A. Wilson
April 10, 2008

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that Carmike specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In accordance with its charter, our Audit Committee is responsible for reviewing and approving all related party transactions. Although we have not entered into any financial transactions with any immediate family member of a director or executive officer of Carmike, if we were to do so, any such transaction would need to be reviewed and approved by our Audit Committee. A report is made to our Audit Committee annually by our management and our independent auditor disclosing any known related party transactions. No reportable transactions occurred during fiscal 2007.

COMPENSATION AND NOMINATING COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation and Nominating Committee are Messrs. Smith, Katari and Passman and Ms. Wilson. Mr. Katari will not stand for re-election to the Board of Directors at the Annual Meeting. None of the members of the Compensation and Nominating Committee during 2007 has ever been one of our officers or employees. In addition, none of our executive officers serve as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or on the Compensation and Nominating Committee.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented for action at the meeting. If any other business should properly come before the meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

INDEPENDENT ACCOUNTANTS

On August 29, 2006, PricewaterhouseCoopers, LLP (“PwC”), our independent registered public accounting firm for the year ended December 31, 2005, resigned from this role. The reports of PwC on the consolidated financial statements of Carmike for Carmike’s fiscal years ended December 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

On September 18, 2006, the Audit Committee appointed Deloitte & Touche LLP (“Deloitte”) as Carmike’s independent registered public accounting firm for the year ended December 31, 2006. The Audit Committee subsequently appointed Deloitte as Carmike’s independent registered public accounting firm for the year ended December 31, 2007 and the year ending December 31, 2008.

During Carmike’s fiscal years ended December 31, 2005 and 2004, and through August 29, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on Carmike’s financial statements for such years.

During the fiscal years ended December 31, 2005 and 2004 and through September 18, 2006, neither Carmike nor anyone on Carmike’s behalf consulted with Deloitte regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Carmike’s financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event as defined in Item 304(a) of Regulation S-K.

There were no “reportable events” described in Item 304(a)(1)(v) of Regulation S-K during Carmike’s fiscal years ended December 31, 2005 and 2004 and through August 29, 2006, except for the existence of certain previously reported material weaknesses in Carmike’s internal control over financial reporting which are described below.

A material weakness is a control deficiency or a combination of control deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected. As previously reported and discussed in Item 4, “Controls and Procedures” in Carmike’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2006 and March 31, 2006, and in Item 9A, “Controls and Procedures” in Carmike’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, Carmike’s management concluded that the following four material weaknesses existed as of June 30, 2006, March 31, 2006 and December 31, 2005:

1. Carmike did not maintain a sufficient complement of personnel with appropriate skills, training and company-specific experience in the selection, application and implementation of generally accepted accounting principles commensurate with its financial reporting requirements. This control deficiency contributed to the material weaknesses described below.

2. Carmike did not maintain effective control over the recording and processing of journal entries in its financial reporting process. Specifically, effective controls were not designed and in place to ensure the completeness and accuracy of supporting schedules and underlying data for routine journal entries and journal entries recorded as part of Carmike’s period-end closing and consolidation process related to all significant accounts and disclosures. This control deficiency resulted in the restatement of Carmike’s interim consolidated financial statements for the first three quarters of 2005 and audit adjustments to Carmike’s 2005 annual consolidated financial statements to correct errors related to the recording of directors fees, discount ticket revenue, capitalized interest, deferred taxes and compensation expense primarily affecting accounts payable, general and administrative expense, admissions revenue, deferred income, interest expense, property, plant and equipment, accrued expenses and paid-in capital.

3. Carmike did not maintain effective controls over the accounting for leases. Specifically, Carmike’s controls over Carmike’s selection, application and monitoring of Carmike’s accounting policies related to the effect of lessee involvement in asset construction, lease modifications, amortization of leasehold improvements, and deferred rent were not effective to ensure the accurate accounting for leases entered into. This control deficiency resulted in the restatement of Carmike’s 2004 and 2003 annual consolidated financial statements and Carmike’s interim consolidated financial statements for the first three quarters of 2005 and all 2004 quarters and audit adjustments to the 2005 consolidated financial statements to correct errors related to lease accounting primarily affecting property, plant and equipment, financing obligations, deferred rent, rent expense, interest expense and depreciation expense.

4. Carmike did not maintain effective controls over the completeness and accuracy of income taxes. Specifically, Carmike did not maintain effective controls over the preparation and review of income taxes payable, deferred income tax assets and liabilities and the related income tax provision. This control deficiency also resulted in the restatement, discussed in Note 18 to the consolidated financial statements, of Carmike’s consolidated financial statements, reported in Carmike’s Form 10-K/A Amendment No. 2 for the years ended December 31, 2003 and 2004 and its consolidated financial statements for the quarters ended March 31 and June 30, 2005, as well as adjustments to Carmike’s consolidated financial statements for the quarter ended September 30, 2005.

At December 31, 2007, we had one remaining material weakness. For a discussion of this material weakness, stockholders should review Item 9A in our 2007 Annual Report on Form 10-K.

The Audit Committee of Carmike’s Board of Directors discussed the material weaknesses described above with PwC, and Carmike authorized PwC to respond fully to the inquiries of Deloitte concerning the subject matter of the material weaknesses described above or any other matters.

COMPENSATION PLANS

The following table presents information as of December 31, 2007 about our Common Stock that may be issued upon the exercise of outstanding options, warrants and rights under our 2002 Stock Plan and our 2004 Incentive Stock Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by stockholders:
2002 Stock Plan (1)	0	N/A	15,640
2004 Incentive Stock Plan (2)	448,334	27.82	686,416
Total/Weighted Average	448,334	27.82	702,056
Equity compensation plans not approved by stockholders:	None	None	None

Total	448,334		702,056

(1)	As of December 31, 2007, of the 15,640 shares remaining available for future grant under the 2002 Stock Plan, all were available for grant as stock units or stock awards.

(2)	As of December 31, 2007, of the 686,416 shares remaining available for future grant under the 2004 Incentive Stock Plan, 9,750 were available for grant as stock grants.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Carmike’s directors and executive officers, and persons who beneficially own more than 10% of any class of Carmike’s equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of Carmike. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish Carmike with copies of all Section 16(a) reports they file. To Carmike’s knowledge, based solely on a review of the copies of such reports furnished to Carmike and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with for the fiscal year ended December 31, 2007.

Stockholder Proposals

Any stockholder of Carmike who wishes to present a proposal at the 2009 Annual Meeting of Stockholders of Carmike and who wishes to have such proposal included in Carmike’s proxy statement for that meeting must deliver a copy of such proposal to Carmike at 1301 First Avenue, Columbus, Georgia 31901, Attention: Corporate Secretary, for receipt not later than December 22, 2008. Carmike reserves the right to decline to include in Carmike’s proxy statement any stockholder’s proposal that does not comply with the rules of the SEC for inclusion therein.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2009 Annual Meeting of Stockholders, management will be able to vote proxies in its discretion if Carmike: (1) receives notice of the proposal before the close of business on March 9, 2009, and advises stockholders in the 2009 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on March 9, 2009. Notices of intention to present proposals at the 2009 Annual Meeting of Stockholders should be addressed to: Corporate Secretary, Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia, 31901.

Stockholder Communications with the Board of Directors

The independent members of Carmike’s Board of Directors have adopted a formal process by which stockholders may communicate with the Board of Directors. Stockholders who wish to communicate with the Board of Directors as a group, the Lead Director or the non-management directors as a group may do so by sending written communications addressed to the Corporate Secretary of Carmike Cinemas, Inc., Attention: Board of Directors, 1301 First Avenue, Columbus, Georgia 31901. This information is also contained on Carmike’s website at www.carmike.com.

Annual Report

Carmike is providing a copy of our 2007 Annual Report to stockholders (including the consolidated financial statements, schedules and amendments thereto but excluding exhibits) to all stockholders with this proxy statement.

Carmike will provide without charge a copy of the 2007 Annual Report on Form 10-K filed with the SEC (including the consolidated financial statements, schedules and amendments thereto but excluding exhibits) upon written request to the Corporate Secretary, Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia 31901.

Householding

As permitted by the Exchange Act, only one copy of this proxy statement and Carmike’s 2007 Annual Report are being delivered to stockholders residing at the same address, unless such stockholders have notified Carmike of their desire to receive multiple copies of the proxy statement or annual report. Carmike will promptly deliver, upon oral or written request, a separate copy of the annual report or proxy statement, as applicable, to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Corporate Secretary, by phone (706) 576-3400 or by fax at (706) 576-3419 or by mail to Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia, 31901.

Stockholders residing at the same address and currently receiving only one copy of the proxy statement or annual report may contact the Corporate Secretary by fax at (706) 576-3419 or by mail to Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia, 31901, to request multiple copies in the future. Stockholders residing at the same address and currently receiving multiple copies may contact Investor Relations to request that only a single copy of the proxy statement and annual report be mailed in the future.

YOUR VOTE IS IMPORTANT

You are encouraged to let us know your preference by marking the appropriate boxes on the enclosed proxy card.

APPENDIX A

CARMIKE CINEMAS, INC.

2004 INCENTIVE STOCK PLAN

(AS AMENDED AND RESTATED EFFECTIVE AS OF MAY 22, 2008)

A-i

A-ii

§ 1.

BACKGROUND AND PURPOSE

The purpose of this Plan is to promote the interest of Carmike by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants and Stock Unit Grants to Eligible Employees and Directors in order (1) to attract and retain Eligible Employees and Directors, (2) to provide an additional incentive to each Eligible Employee or Director to work to increase the value of Stock and (3) to provide each Eligible Employee or Director with a stake in the future of Carmike which corresponds to the stake of each of Carmike’s shareholders.

§ 2.

DEFINITIONS

2.1 Affiliate—means any organization (other than a Subsidiary) that would be treated as under common control with Carmike under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

2.2 Board—means the Board of Directors of Carmike.

2.3 Carmike—means Carmike Cinemas, Inc. and any successor to Carmike Cinemas, Inc.

2.4 Change Effective Date—means either the date which includes the “closing” of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a “closing” or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a “closing”.

2.5 Change in Control—means a change in control of Carmike of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act as in effect at the time of such “change in control”, provided that such a change in control shall be deemed to have occurred at such time as

(a) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly, of securities representing 30% or more of the combined voting power for election of directors of the then outstanding securities of Carmike or any successor to Carmike except a person who was a signatory to the Shareholders’ Agreement before such agreement expired and who becomes a beneficial owner of 30% or more of such securities as a result of a transaction with one, or more than one, other person who was also a signatory to the Shareholders’ Agreement before such agreement expired;

(b) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

(c) the shareholders of Carmike approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of Carmike shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of Carmike) or any dissolution or liquidation of Carmike or any sale or the disposition of 50% or more of the assets or business of Carmike; or

(d) shareholders of Carmike approve any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of Carmike immediately before the consummation of such transaction beneficially own more than 60% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in § 2.5(d)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of Carmike common stock immediately before the consummation of such transaction, provided (C) the percentage described in § 2.5(d)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in § 2.5(d)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of Carmike by the persons described in § 2.5(d)(A) immediately before the consummation of such transaction.

2.6 Code—means the Internal Revenue Code of 1986, as amended.

2.7 Committee—means a committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.

2.8 Director—means any member of the Board who is not an employee of Carmike or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of Carmike.

2.9 Eligible Employee—means an employee of Carmike or any Subsidiary or Parent or Affiliate to whom the Committee decides for reasons sufficient to the Committee to make a grant under this Plan.

2.10 Fair Market Value—means either (a) the closing price on any date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (b) such closing price as so reported in accordance with § 2.10(a) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (c) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

2.11 ISO—means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.

2.12 1933 Act—means the Securities Act of 1933, as amended.

2.13 1934 Act—means the Securities Exchange Act of 1934, as amended.

2.14 Non-ISO—means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.

2.15 Option—means an ISO or a Non-ISO which is granted under § 7.

2.16 Option Certificate—means the certificate (whether in electronic or written form) which sets forth the terms and conditions of an Option granted under this Plan.

2.17 Option Price—means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.18 Parent—means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of Carmike.

2.19 Plan—means this Carmike Cinemas, Inc. 2004 Incentive Stock Plan as effective as of the date approved by the shareholders of Carmike and as amended from time to time thereafter.

2.20 Preexisting Plan—means each of the following plans, as each such plan has been amended from time to time up to the date this Plan is effective: (a) the Carmike Cinemas, Inc. Employee and Consultant Long-Term Stock Incentive Plan and (b) the Carmike Cinemas, Inc. Non-Employee Directors Long-Term Stock Incentive Plan.

2.21 Rule 16b-3—means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

2.22 SAR Value—means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

2.23 Shareholders’ Agreement—means the agreement, dated as of January 31, 2002, by and among Carmike, Michael W. Patrick, GS Capital Partners III, L.P., GS Capital Partners III Offshore, L.P., Goldman Sachs & Co. Verwaltungs Gmbh, Bridge Street Fund 1998, L.P., Stone Street Fund 1998, L.P., the Jordan Trust, TJT(B), TJT(B) (Bermuda) Investment Company Ltd., David W. Zalaznick and Barbara Zalaznick, jt ten, Leucadia Investors, Inc. and Leucadia National Corporation as the then stockholders of Carmike.

2.24 Stock—means the common stock, $0.03 par value, of Carmike.

2.25 Stock Appreciation Right—means a right which is granted under § 8 to receive the appreciation in a share of Stock.

2.26 Stock Appreciation Right Certificate—means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Appreciation Right which is not granted as part of an Option.

2.27 Stock Grant—means a grant under § 9 which is designed to result in the issuance of the number of shares of Stock described in such grant rather than a payment in cash based on the Fair Market Value of such shares of Stock.

2.28 Stock Grant Certificate—means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Grant or a Stock Unit Grant.

2.29 Stock Unit Grant—means a grant under § 9 which is designed to result in the payment of cash based on the Fair Market Value of the number of shares of Stock described in such grant rather than the issuance of the number of shares of Stock described in such grant.

2.30 Subsidiary—means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of Carmike.

2.31 Ten Percent Shareholder—means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either Carmike, a Subsidiary or Parent.

§ 3.

SHARES AND GRANT LIMITS

3.1 Shares Reserved. There shall (subject to § 13) be reserved for issuance under this Plan (a) 1,130,000 shares of Stock plus (b) the number of shares of Stock which would remain available for issuance under each Preexisting Plan if shares were issued on the effective date of this Plan sufficient to satisfy grants then outstanding under such plan plus (c) the number of shares of Stock subject to grants under any Preexisting Plan which are outstanding on the effective date of this Plan and which are forfeited or expire on or after such effective date in accordance with the terms of such grants; provided, however, only the shares of Stock described in § 3.1(a) shall be issued in connection with the exercise of ISOs and nothing in this Plan shall affect any grants under any Preexisting Plan which are outstanding on the effective date of this Plan until such time, if any, that any shares of Stock subject to such grants are forfeited or grants respecting any shares of Stock expire on or after such effective date in accordance with the terms of such grants.

3.2 Source of Shares. The shares of Stock described in § 3.1 shall be reserved to the extent that Carmike deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by Carmike. All shares of Stock described in § 3.1 shall remain available for issuance under this Plan until issued pursuant to the exercise of an Option or a Stock Appreciation Right or issued pursuant to a Stock Grant, and any such shares of stock which are issued pursuant to an Option, a Stock Appreciation Right or a Stock Grant which are forfeited thereafter shall again become available for issuance under this Plan. Finally, if the Option Price under an Option is paid in whole or in part in shares of Stock or if shares of Stock are tendered to Carmike in satisfaction of any condition to a Stock Grant, such shares thereafter shall become available for issuance under this Plan and shall be treated the same as any other shares available for issuance under this Plan.

3.3 Use of Proceeds. The proceeds which Carmike receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of Carmike.

3.4 Grant Limits. No Eligible Employee or Director in any calendar year shall be granted an Option to purchase (subject to § 13) more than 250,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to (subject to § 13) more than 250,000 shares of Stock, and no Stock Grant or Stock Unit Grant shall be made to any Eligible Employee or Director in any calendar year where the number of shares of Stock subject to such grant on the date of the grant exceeds 50,000 shares. No more than 500,000 non-forfeitable shares of Stock shall (subject to § 13) be issued pursuant to Stock Grants under § 9.

3.5 Preexisting Plan. No grants shall be made under any Preexisting Plan on or after the date this Plan becomes effective.

§ 4.

EFFECTIVE DATE

The effective date of this Plan shall be the date the shareholders of Carmike (acting at a duly called meeting of such shareholders) approve the adoption of this Plan.

§ 5.

COMMITTEE

This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 14 and § 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on Carmike, on each affected Eligible Employee or Director and on each other person directly or indirectly affected by such action. Furthermore, the Committee as a condition to making any grant under this Plan to any Eligible Employee or Director shall have the right to require him or her to execute an agreement which makes the Eligible Employee or Director subject to non-competition provisions and other restrictive covenants which run in favor of Carmike.

§ 6.

ELIGIBILITY AND ANNUAL GRANT CAPS

Only Eligible Employees who are employed by Carmike or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Eligible Employees and Directors shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants and Stock Unit Grants under this Plan.

§ 7.

OPTIONS

7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Eligible Employees and to Directors under this Plan from time to time to purchase shares of Stock, but the Committee shall not, absent the approval of Carmike’s shareholders, take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the Option Price of any outstanding Options. Each grant of an Option to an Eligible Employee or Director shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, (a) if the Committee grants an ISO and a Non-ISO to an Eligible Employee on the same date, the right of the Eligible Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO and (b) if the only condition to exercise of the Option is the completion of a period of service, such period of service shall be no less than the one (1) year period which starts on the date as of which the Option is granted unless the Committee determines that a shorter period of service (or no period of service) better serves Carmike’s interest.

7.2 $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.

7.3 Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to an Eligible Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.

7.4 Payment. The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which has been held for at least 6 months and which is acceptable to the Committee, or through any cashless exercise procedure which is effected by an unrelated broker through a sale of Stock in the open market and which is acceptable to the Committee, or in any combination of such forms of payment. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee.

7.5 Exercise.

(a) Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

(1) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Eligible Employee is a Ten Percent Shareholder on the date the Option is granted, or

(2) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to an Eligible Employee who is not a Ten Percent Shareholder on the date the Option is granted.

(b) Termination of Status as Eligible Employee or Director. Subject to § 7.5(a), an Option Certificate may provide for the exercise of an Option after an Eligible Employee’s or a Director’s status as such has terminated for any reason whatsoever, including death or disability.

§ 8.

STOCK APPRECIATION RIGHTS

8.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Eligible Employees and to Directors under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

8.2 Terms and Conditions.

(a) Stock Appreciation Right Certificate. If a Stock Appreciation Right is granted independent of an Option, such Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Certificate, and such certificate shall set forth the number of shares of Stock on which the Eligible Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b) Option Certificate. If a Stock Appreciation Right is granted together with an Option, such Stock Appreciation Right shall be evidenced by an Option Certificate, the number of shares of Stock on which the Eligible Employee’s or Director’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Eligible

Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Eligible Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

(c) Minimum Period of Service. If the only condition to exercise a Stock Appreciation Right is the completion of a period of service, such period of service shall be no less than the one (1) year period which starts on the date as of which the Stock Appreciation Right is granted unless the Committee determines that a shorter period of service (or no period of service) better serves Carmike’s interest.

8.3 Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. An Eligible Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from Carmike in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.

§ 9.

STOCK GRANTS

9.1 Committee Action. The Committee acting in its absolute discretion shall have the right to make Stock Grants and Stock Unit Grants to Eligible Employees and to Directors. Each Stock Grant and each Stock Unit Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant or cash will be paid under the Stock Unit Grant and the conditions under which the Eligible Employee’s or Director’s interest in any Stock which has been issued will become non-forfeitable.

9.2 Conditions.

(a) Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of an Eligible Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by Carmike pending the satisfaction of the forfeiture conditions, if any, under § 9.2(b) for the related Stock Grant.

(b) Conditions on Forfeiture of Stock or Cash Payment. The Committee acting in its absolute discretion may make any cash payment due under a Stock Unit Grant or Stock issued in the name of an Eligible Employee or Director under a Stock Grant non-forfeitable subject to the satisfaction of one, or more than one, objective employment, performance or other condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such condition. An Eligible Employee’s or a Director’s non-forfeitable interest in the shares of Stock underlying a Stock Grant or the cash payable under a Stock Unit Grant shall depend on the extent to which he or she timely satisfies each such condition. Each share of Stock underlying a Stock Grant shall not be available under § 3 after such grant is effective until such time, if any, as such share thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under § 3 as of the date of such forfeiture. Finally, Carmike shall have the right to require an Eligible Employee or Director to sign an irrevocable stock power in favor of Carmike with respect to forfeitable shares of Stock issued under this § 9.2(b) in order for Carmike to effect a forfeiture in accordance with this § 9.2(b).

(c) Minimum Period of Service. If the only condition to the forfeiture of a Stock Grant or a Stock Unit Grant is the completion of a period of service, such period of service shall be no less than the three (3) year period which starts on the date as of which the Stock Grant or Stock Unit Grant is made unless the Committee determines that a shorter period of service (or no period of service) better serves Carmike’s interest.

9.3 Dividends, Voting Rights and Creditor Status.

(a) Cash Dividends. Except as otherwise set forth in a Stock Grant, if a dividend is paid in cash on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, Carmike shall pay such cash dividend directly to such Eligible Employee or Director.

(b) Stock Dividends. If a dividend is paid on a share of Stock in Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, Carmike shall hold such dividend Stock subject to the same conditions under § 9.2(b) as the related Stock Grant.

(c) Other. If a dividend (other than a dividend described in § 9.3(a) or § 9.3(b)) is paid with respect to a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, Carmike shall distribute or hold such dividend in accordance with such rules as the Committee shall adopt with respect to each such dividend.

(d) Voting. Except as otherwise set forth in a Stock Grant, an Eligible Employee or a Director shall have the right to vote the Stock issued under his or her Stock Grant during the period which comes after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable.

(e) General Creditor Status. An Eligible Employee and a Director to whom a Stock Unit Grant is made shall be no more than a general and unsecured creditor of Carmike with respect to any cash payable under such Stock Unit Grant.

9.4 Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant at such time as an Eligible Employee’s or a Director’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Eligible Employee or Director as soon as practicable thereafter.

9.5 Income Tax Deduction.

(a) General. The Committee shall (where the Committee under the circumstances deems in Carmike’s best interest) make Stock Grants and Stock Unit Grants to Eligible Employees either (1) subject to at least one condition related to one, or more than one, performance goal based on the performance goals described in § 9.5(b) which seems likely to result in the Stock Grant or Stock Unit Grant qualifying as “performance-based compensation” under § 162(m) of the Code or (2) under such other circumstances as the Committee deems likely to result in an income tax deduction for Carmike with respect such Stock Grant or Stock Unit Grant. A performance goal may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes.

(b) Performance Goals. A performance goal is described in this § 9.5(b) if such goal relates to (1) Carmike’s return over capital costs or increases in return over capital costs, (2) Carmike’s total earnings or the growth in such earnings, (3) Carmike’s consolidated earnings or the growth in such earnings, (4) Carmike’s earnings per share or the growth in such earnings, (5) Carmike’s net earnings or the growth in such earnings, (6) Carmike’s earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (7) Carmike’s earnings before interest and taxes or the growth in such earnings, (8) Carmike’s consolidated net income or the growth in such income, (9) the value of Carmike’s common stock or the growth in such value, (10) Carmike’s stock price or the growth in such price, (11) Carmike’s return on assets or the growth on such return, (12) Carmike’s cash flow or the growth in such cash flow, (13) Carmike’s total shareholder return or the growth in such return, (14) Carmike’s expenses or the reduction of such expenses, (15) Carmike’s sales growth, (16) Carmike’s overhead ratios or changes in such ratios, (17) Carmike’s expense-to-sales ratios or the changes in such ratios, or (18) Carmike’s economic value added or changes in such value added.

(c) Adjustments. When the Committee determines whether a performance goal has been satisfied for any period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and any other unusual or non-recurring items, including, without limitation, the charges or costs associated with restructurings of Carmike, discontinued operations, and the cumulative effects of accounting changes. The Committee may also adjust any performance goal for a period as it deems equitable in recognition of unusual or non-recurring events affecting Carmike, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine (including, without limitation, any adjustments that would result in Carmike’s paying non-deductible compensation to an Eligible Employee).

§ 10.

NON-TRANSFERABILITY

No Option, Stock Grant, Stock Unit Grant or Stock Appreciation Right shall (absent the Committee’s consent) be transferable by an Eligible Employee or a Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during an Eligible Employee’s or Director’s lifetime only by the Eligible Employee or Director. The person or persons to whom an Option or Stock Grant or Stock Unit Grant or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Eligible Employee or Director.

§ 11.

SECURITIES REGISTRATION

As a condition to the receipt of shares of Stock under this Plan, the Eligible Employee or Director shall, if so requested by Carmike, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by Carmike, shall deliver to Carmike a written statement satisfactory to Carmike to that effect. Furthermore, if so requested by Carmike, the Eligible Employee or Director shall make a written representation to Carmike that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to Carmike an opinion in form and substance satisfactory to Carmike of legal counsel satisfactory to Carmike that such registration is not required. Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of Carmike bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to Carmike of legal counsel satisfactory to Carmike that such registration is not required.

§ 12.

LIFE OF PLAN

No Option or Stock Appreciation Right shall be granted or Stock Grant or Stock Unit Grant made under this Plan on or after the earlier of:

(1) the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, or

(2) the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Stock Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 13.

ADJUSTMENT

13.1 Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under § 3, the grant caps described in § 3, the number, kind or class (or any combination thereof) of shares of Stock subject to Options or Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to Stock Grants or Stock Unit Grants made under this Plan shall be adjusted by the Committee in an equitable manner to reflect any equity restructuring or change in the capitalization of Carmike, including, but not limited to, spin offs, stock dividends, large non-reoccurring dividends, rights offerings or stock splits.

13.2 Transactions Described in § 424. The Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3 and the annual grant caps described in § 3. Furthermore, the Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock subject to any outstanding Stock Grants or Stock Unit Grants under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option and Stock Appreciation Right, and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code and without regard to the annual grant caps described in § 3 of this Plan) to make any Stock Grants and Option and Stock Appreciation Right grants to effect the assumption of, or the substitution for, stock grants, stock unit grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such stock grants, stock unit grants and stock option and stock appreciation right grants.

13.3 Fractional Shares. If any adjustment under this § 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Option, Stock Appreciation Right or Stock Grant, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number of shares of Stock subject to any Options or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 13 by the Committee shall be conclusive and binding on all affected persons.

§ 14.

CHANGE IN CONTROL

If there is a Change in Control of Carmike, then as of the Change Effective Date for such Change in Control any and all conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and forfeiture conditions on any Stock Grants and Stock Unit Grants on such date automatically shall be deemed 100% satisfied as of such Change Effective Date, and the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights, Stock Grants and Stock Unit Grants after providing each Eligible Employee and Director a reasonable period to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants and the cash payable under any Stock Unit Grants; provided, if any issuance or forfeiture condition described in this § 14 relates to satisfying any performance goal and there is a target for such goal, such issuance or forfeiture condition shall be deemed satisfied under this § 14 only to the extent of such target unless such target has been exceeded before the Change Effective Date, in which event such issuance or forfeiture condition shall be deemed satisfied to the extent such target had been so exceeded.

§ 15.

AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (1) no amendment shall be made absent the approval of the shareholders of Carmike to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (2) no amendment shall be made to § 14 on or after the date of any Change in Control which might adversely affect any rights which otherwise would vest on the related Change Effective Date. The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants or Stock Unit Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted or Stock Grant made before such suspension or termination unless (x) the Eligible Employee or Director consents in writing to such modification, amendment or cancellation or (y) there is a dissolution or liquidation of Carmike or a transaction described in § 13.2 or § 14.

§ 16.

MISCELLANEOUS

16.1 Shareholder Rights. No Eligible Employee or Director shall have any rights as a shareholder of Carmike as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Eligible Employee or Director. Subject to § 9.3, an Eligible Employee’s or a Director’s rights as a shareholder in the shares of Stock underlying a Stock Grant which is effective shall be set forth in the related Stock Grant Certificate.

16.2 No Contract of Employment. The grant of an Option or a Stock Appreciation Right or a Stock Grant or Stock Unit Grant to an Eligible Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on an Eligible Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Option Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.

16.3 Withholding. Each Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant shall be made subject to the condition that the Eligible Employee or Director consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which Carmike determines are applicable to the exercise of such Option or Stock Appreciation Right or to the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant or Stock Unit Grant issued in the name of the Eligible Employee or Director. No withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements.

16.4 Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Finally, if there is any conflict between the terms of this Plan and the terms of any Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate, the terms of this Plan shall control.

16.5 Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that an Eligible Employee or a Director (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by Carmike, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by Carmike.

16.6 Rule 16b-3. The Committee shall have the right to amend any Option, Stock Grant or Stock Appreciation Right to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to an Eligible Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

IN WITNESS WHEREOF, Carmike has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

CARMIKE CINEMAS, INC.

By:

REVOCABLE PROXY

CARMIKE CINEMAS, INC.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

COMMON STOCK PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR ANNUAL MEETING OF STOCKHOLDERS,

MAY 22, 2008

The undersigned hereby appoints MICHAEL W. PATRICK, FRED W. VAN NOY and LEE CHAMPION, and each of them, proxies with full power of substitution, to represent and to vote all the shares of the Common Stock of Carmike Cinemas, Inc. held of record by the undersigned on April 14, 2008 with respect to the Proposals set forth in this proxy and with discretionary authority on all other matters that come before the meeting, all as more fully described in the proxy statement received by the undersigned stockholder, at the Annual Meeting of Stockholders of Carmike Cinemas, Inc. to be held at the offices of King & Spalding LLP, 1180 Peachtree Street N.E., Atlanta, Georgia 30309-3521, at 9:00 a.m. local time, on Thursday, May 22, 2008, and any adjournments thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	Election of Directors:	For	With- hold	For All Except	2.	Approval of an amendment to the	For	Against	Abstain
	Nominees: Michael W. Patrick, Alan J. Hirschfield, S. David Passman III, Carl L. Patrick, Jr., Roland C. Smith, Fred W. Van Noy and Patricia A. Wilson	☐	☐	☐		Carmike Cinemas, Inc. 2004 Incentive Stock Plan to increase the maximum number of shares of common stock that may be issued pursuant to stock grants.	☐	☐	☐

	INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

3.	Approval of an amendment to the Carmike Cinemas, Inc. 2004 Incentive Stock Plan to increase the aggregate number of shares of common stock authorized for issuance under the Plan.	For	Against	Abstain	4.	Ratification of appointment of Independent Registered Public Accounting Firm: Deloitte & Touche LLP	For	Against	Abstain
		☐	☐	☐			☐	☐	☐

This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted “FOR” the above-stated Proposals.

Please sign exactly as name appears on Stock Certificate. If stock is held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership named by the authorized person.

Please be sure to sign and date this Proxy in the box below.

Stockholder sign above	Date

¿	Co-holder (if any) sign above	¿

Detach above card, sign, date and mail in postage paid envelope provided.

CARMIKE CINEMAS, INC.

1301 First Avenue

Columbus, Georgia 31901-2109

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.